UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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AMEDISYS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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5959 S. Sherwood Forest Blvd.

Baton Rouge, Louisiana 70816

(225) 292-2031 or (800) 467-2662

e-mail: investor@amedisys.com

April 30, 2014

Dear Fellow Stockholder:

You are cordially invited to our 2014 Annual Meeting of Stockholders on Thursday, June 5, 2014 at 12:00 p.m., Central Daylight Savings Time, at our corporate office, 5959 S. Sherwood Forest Blvd., Baton Rouge, Louisiana 70816. We look forward to updating you on new developments at Amedisys.

It is important that your shares be represented at the Annual Meeting. We hope you will come to the Annual Meeting in person, but whether you do, and regardless of the number of shares you own, please vote your shares by (i) accessing the Internet website specified on your proxy card; (ii) calling the toll-free number specified on your proxy card; or (iii) marking, signing and returning the enclosed proxy card in the envelope provided (which is postage prepaid if mailed in the United States) in order to ensure your representation at the meeting.

Matters to be covered at the meeting are explained in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

Amedisys is a leading health care at home company delivering personalized home health and hospice care to more than 360,000 patients each year. More than 2,200 hospitals and 61,900 physicians nationwide have chosen Amedisys as a partner in post-acute care. Amedisys is focused on delivering the care that is best for our patients, whether that is home-based recovery and rehabilitation after an operation or injury, care focused on empowering them to manage a chronic disease, palliative care for those with a terminal illness, or hospice care at the end of life. Amedisys also has the industry’s first-ever nationwide Care Transitions program, designed to reduce unnecessary hospital readmissions through patient and caregiver health coaching and care coordination, which starts in the hospital and continues throughout completion of the patient’s home health plan of care.

We believe that our continued focus on our vision, mission and strategy will bring even more opportunity for us and our stockholders:

Our Vision: To be the premier “health care at home” company in the communities we serve.

Our Mission: To provide cost-efficient, quality health care services to the patients entrusted to our care.

Our Strategy: To focus on clinical and operational excellence, as well as differentiated growth.

Sincerely,

Ronald A. LaBorde
President and Interim Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Stockholder

Meeting to be Held on June 5, 2014: The Proxy Statement and 2013 Annual Report to

Stockholders are available at www.proxyvote.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	Thursday, June 5, 2014
Time:	12:00 p.m., Central Daylight Savings Time
Place:	Amedisys, Inc. Corporate Headquarters, 5959 S. Sherwood Forest Blvd., Baton Rouge, Louisiana 70816

Proposals:

1.	To elect the seven director nominees identified in the accompanying Proxy Statement to the Board of Directors of Amedisys, Inc. (the “Company”), each to serve a one-year term expiring at the latter of the 2015 Annual Meeting of the Company’s stockholders or upon his or her successor being elected and qualified.

2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2014.

3.	To approve, on an advisory (non-binding) basis, the compensation paid to the Company’s Named Executive Officers (“say-on-pay” vote).

To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Who can vote:	Stockholders of record at the close of business on April 11, 2014 (the “Record Date”).

How you can vote:	You may vote your proxy by (i) accessing the Internet website specified on your proxy card, (ii) calling the toll-free number specified on your proxy card; or (iii) marking, signing and returning the enclosed proxy card in the envelope provided. Stockholders who received their proxy card through an intermediary (such as a broker or bank) must deliver it in accordance with the instructions given by such intermediary.

Who may attend:	Any stockholder of record as of the Record Date may attend the meeting. Upon arrival to the meeting, you will be required to register and present government-issued photo identification, such as your driver’s license, state identification card or passport. If your shares are registered in the name of a bank, brokerage firm or other nominee and you plan to attend the meeting, bring your statement of account showing evidence of ownership as of the Record Date.

BY ORDER OF THE BOARD OF DIRECTORS

David R. Pitts Non-Executive Co-Chairman of the Board of Directors

Donald A. Washburn Non-Executive Co-Chairman of the Board of Directors

April 30, 2014

YOUR VOTE IS IMPORTANT

Whether you own one share or many, your prompt cooperation in voting your proxy is greatly appreciated.

If you hold shares of common stock through a broker, bank or other nominee, your broker, bank or other nominee will vote your shares for you if you provide instructions on how to vote the shares. In the absence of instructions, your brokerage firm, bank or other nominee can only vote your shares on certain limited matters. It is important that you provide voting instructions because brokers, banks and other nominees no longer have the authority to vote your shares for the election of directors without instructions from you.

5959 S. Sherwood Forest Blvd.

Baton Rouge, Louisiana 70816

PROXY STATEMENT

Annual Meeting of Stockholders of the Company to be held on June 5, 2014

SOME QUESTIONS YOU MAY HAVE REGARDING THIS PROXY STATEMENT

AND THE ANNUAL MEETING

Q:	What is this document?

A:	This document is the Proxy Statement of Amedisys, Inc. that is being furnished to stockholders in connection with our Annual Meeting of stockholders to be held on Thursday, June 5, 2014 at 12:00 p.m. Central Daylight Savings Time (the “Meeting”). A proxy card is also being furnished with this document.

We have tried to make this document simple and easy to understand. The Securities and Exchange Commission (“SEC”) encourages companies to use “plain English,” and we will always try to communicate with you clearly and effectively. We will refer to Amedisys, Inc. throughout as “we,” “us,” the “Company” or “Amedisys.”

Q:	Why am I receiving these materials?

A:	You are receiving this document because you were one of our stockholders on April 11, 2014, the record date for the Meeting. We are sending this Proxy Statement and a proxy card to you in order to solicit your proxy (i.e., your permission) to vote your shares of Amedisys stock upon certain matters at the Annual Meeting. We are required by law to convene an annual meeting of our stockholders at which directors are elected. Because our shares are widely held, it would be impractical, if not impossible, for our stockholders to meet physically in sufficient numbers to hold a meeting. Accordingly, proxies are solicited from our stockholders. We began mailing this Proxy Statement and the accompanying proxy on or about April 30, 2014.

Q:	Who may vote at the Meeting?

A:	We have fixed the close of business on April 11, 2014, as the record date for determining who is entitled to vote at the Meeting. As of that date, there were 32,527,033 shares of our common stock outstanding and entitled to be voted at the Meeting. You may cast one vote for each share of common stock held by you on April 11, 2014 on all matters presented at the Meeting.

Q:	What proposals will be voted on at the Meeting?

A:	There are three proposals to be considered and voted on at the Meeting:

(1)	To elect the seven director nominees identified in this Proxy Statement to our Board of Directors, each to serve a one-year term expiring at the latter of the 2015 Annual Meeting of Stockholders or upon his or her successor being elected and qualified;

(2)	To ratify the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending December 31, 2014; and

(3)	To approve, on an advisory (non-binding) basis, the compensation paid to our Named Executive Officers (“say-on-pay” vote).

We will also consider other business that properly comes before the Meeting in accordance with Delaware law and our Bylaws.

Q:	What are my choices when voting on the election of the seven director nominees identified in this Proxy Statement, and what vote is needed to elect directors to the Board of Directors?

A:	In regards to the vote on the election of the seven director nominees identified in this Proxy Statement to serve until the 2015 Annual Meeting of Stockholders or upon his or her successor being elected and qualified, stockholders may:

•	vote in favor of all director nominees;

•	vote in favor of specific director nominees; or

•	vote against all director nominees.

Directors are elected by a plurality of the votes cast at the Meeting. As a result, the seven directors receiving the highest number of “FOR” votes will be elected as directors. For additional information, please see the discussion beginning on page 8 of this Proxy Statement.

Q:	What are my choices when voting on the ratification of the appointment of KPMG LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2014, and what vote is needed to ratify their appointment?

A:	In regards to the vote on the proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2014, stockholders may:

•	vote in favor of the ratification;

•	vote against the ratification; or

•	abstain from voting on the ratification.

The affirmative vote of a majority of the shares represented at the Meeting and entitled to vote is required to approve the proposal to ratify the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending December 31, 2014. For additional information, please see the discussion beginning on page 19 of this Proxy Statement.

Q:	What are my choices when voting on the advisory (non-binding) proposal regarding the compensation paid to the Company’s Named Executive Officers (“say-on-pay”), and what vote is needed to approve the advisory say-on-pay proposal?

A:	In regards to the advisory (non-binding) proposal on the compensation paid to our Named Executive Officers, stockholders may:

•	vote in favor of the advisory say-on-pay proposal;

•	vote against the advisory say-on-pay proposal; or

•	abstain from voting on the advisory say-on-pay proposal.

The affirmative vote of a majority of the shares represented at the Meeting and entitled to vote is required to approve, on an advisory basis, the say-on-pay vote. As an advisory vote, this proposal is not binding upon us. However, the Compensation Committee of our Board of Directors, which is responsible for designing and administering our executive compensation program, values the opinions expressed by our stockholders and will consider the outcome of the vote when making future compensation decisions. For additional information, please see the discussion beginning on page 27 of this Proxy Statement.

Q:	How does the Company’s Board of Directors recommend that I vote?

A:	Please see the information included in this Proxy Statement relating to the proposals to be considered and voted on at the Meeting. Our Board of Directors unanimously recommends that you vote:

•	“FOR” each of the seven nominees to our Board of Directors identified in this Proxy Statement;

•	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending December 31, 2014; and

•	“FOR” the advisory (non-binding) proposal regarding the compensation paid to our Named Executive Officers (“say-on-pay”).

Q:	What information is available on the Internet?

A:	A copy of this Proxy Statement and our 2013 Annual Report to Stockholders is available for download free-of-charge at www.proxyvote.com.

Our Company website address is www.amedisys.com. We use our website as a channel of distribution for important company information. Important information, including press releases, analyst presentations and financial information regarding our Company is routinely posted on and accessible on the Investor Relations subpage of our website, which is accessible by clicking on the tab labeled “Investors” on our website home page. We also use our website to expedite public access to time-critical information regarding our Company in advance of or in lieu of distributing a press release or a filing with the SEC disclosing the same information. Therefore, investors should look to the Investor Relations subpage of our website for important and time-critical information. Visitors to our website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investor Relations subpage of our website.

In addition, we make available on the Investor Relations subpage of our website (under the link “SEC Filings”) free of charge our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, ownership reports on Forms 3, 4 and 5 and any amendments to those reports as soon as practicable after we electronically file such reports with the SEC. Further, copies of our Certificate of Incorporation and Bylaws, our Code of Ethical Business Conduct, our Corporate Governance Guidelines and the charters for the Audit, Compensation, Nominating and Corporate Governance, Quality of Care and Compliance and Ethics Committees of our Board of Directors are also available on the Investor Relations subpage of our website (under the link “Corporate Governance”).

Q:	What constitutes a quorum?

A:	The presence in person or by proxy of holders of a majority of our common stock is needed for a quorum at the Meeting.

Q:	What are “broker votes” and “broker non-votes?”

A:	On certain “routine” matters, brokerage firms have discretionary authority under applicable stock exchange rules to vote their customers’ shares if their customers do not provide voting instructions. When a brokerage firm votes its customers’ shares on a routine matter without receiving voting instructions (referred to as a “broker vote”), these shares are counted both for establishing a quorum to conduct business at the Meeting and in determining the number of shares voted “FOR” or “AGAINST” the routine matter. For purposes of the Meeting, the proposal to ratify the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending December 31, 2014 is considered a “routine” matter.

Under applicable stock exchange rules: (i) the election of directors and (ii) the advisory (non-binding) vote on the compensation of our Named Executive Officers (“say-on-pay” vote) are considered “non-routine” matters for which brokerage firms do not have discretionary authority to vote their customers’ shares if their customers did not provide voting instructions. Therefore, for purposes of the Meeting, if you hold your stock through a brokerage account, your brokerage firm may not vote your shares on your behalf on the election of directors and on the advisory (non-binding) vote on the compensation paid to our Named Executive Officers (“say-on-pay”) without receiving instructions from you. When a brokerage firm does not have the authority to vote its customers’ shares or does not exercise its authority, these situations are referred to as “broker non-votes.” Broker non-votes are only counted for establishing a quorum and will have no effect on the outcome of the vote.

We encourage you to provide instructions to your brokerage firm, bank or other nominee by voting your proxy. This action ensures your shares will be voted at the Meeting on all matters up for consideration.

Q:	What if I abstain from voting?

A:	You have the option to “ABSTAIN” from voting with respect to (i) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2014 and (ii) the advisory (non-binding) vote on the compensation paid to our Named Executive Officers (“say-on-pay”). Abstentions with respect to these proposals are counted for purposes of establishing a quorum. If a quorum is present, abstentions will have the same effect as a vote against the proposal.

Q:	How will my shares be voted if I return my proxy card? What if I return my proxy card but do not provide voting instructions?

A:	Our Board of Directors has named Ronald A. LaBorde, our President and Interim Chief Executive Officer and David R. Bucey, our General Counsel and Secretary, as official proxy holders. They will vote all proxies, or record an abstention or withholding, in accordance with the directions on the proxy.

All shares represented by properly executed proxies, unless previously revoked, will be voted at the Meeting as you direct.

IF YOU SIGN AND RETURN YOUR PROXY CARD BUT GIVE NO DIRECTION, THE SHARES WILL BE VOTED “FOR” THE ELECTION OF THE PERSONS NAMED HEREIN AS DIRECTORS; “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014; AND “FOR” THE PROPOSAL REGARDING AN ADVISORY (NON-BINDING) VOTE ON THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”).

Q:	How do I vote?

A:	If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered a stockholder of record with respect to those shares. If you are a record holder, this Proxy Statement and the accompanying proxy card are being sent to you directly by Broadridge Financial Solutions, Inc. (formerly ADP). Please carefully consider the information contained in this Proxy Statement and, whether or not you plan to attend the Meeting, please vote by (i) accessing the Internet website specified on your proxy card, (ii) calling the toll-free number specified on your proxy card or (iii) marking, signing and returning your proxy card promptly so that we can be assured of having a quorum present at the Meeting and so that your shares may be voted in accordance with your wishes, even if you later decide to attend the Meeting. If you are a stockholder of record, the method you use to vote will not limit your right to vote at the Meeting if you decide to attend in person. Written ballots will be passed out to any stockholder of record who wants to vote at the Meeting. Please follow the directions on your proxy card carefully.

If, like most of our stockholders, you hold your shares in street name through a broker, bank or other nominee rather than directly in your own name, you are considered the beneficial owner of those shares, and this Proxy Statement is being forwarded to you by your broker, bank or other nominee, together with a voting instruction card. To vote at the Meeting, beneficial owners will need to contact the broker, bank or other nominee that holds their shares to obtain a “legal proxy” to bring to the Meeting.

If you hold shares in the name of a broker, bank or other nominee you may be able to vote those shares by Internet or telephone depending on the voting procedures used by your broker, bank or other nominee, as explained below under the question “How do I vote if my shares are held in “street name” by a broker, bank or other nominee?”

No cumulative voting rights are authorized, and dissenters’ rights and rights of appraisal are not applicable to the matters being voted upon.

Q:	How do I vote if my shares are held in “street name” by a broker, bank or other nominee?

A:	If your shares are held by a broker, bank or other nominee (this is called “street name”), those shares are not included in the total number of shares listed as owned by you on the enclosed proxy card. Instead, your broker, bank or other nominee will send you instructions for voting those shares. Many (but not all) brokerage firms, banks and other nominees participate in a program provided through Broadridge Investor Communication Solutions that offers Internet and telephone voting options.

Q:	May I revoke my proxy after I have delivered my proxy?

A:	You may revoke your proxy at any time before the polls close by submitting a subsequent proxy with a later date by using the Internet, by telephone or by mail or by sending our Corporate Secretary a written revocation. Your proxy will also be considered revoked if you attend the Meeting and vote in person. If your shares are held in “street name” by a broker, bank or other nominee, you must contact your broker, bank or other nominee to change your vote or obtain a proxy to vote your shares if you wish to cast your vote in person at the Meeting.

Q:	Who will bear the cost for soliciting votes for the Meeting?

A:	We will bear the cost of soliciting proxies. In addition to the use of mail, our directors, officers and non-officer employees may solicit proxies in person or by telephone or other means. These persons will not be compensated for the solicitation but may be reimbursed for out-of-pocket expenses. We have also made arrangements with brokerage firms and other custodians, nominees and fiduciaries to forward this material to the beneficial owners of our common stock, and we will reimburse them for their reasonable out-of-pocket expenses.

Q:	Who will count the votes?

A:	We have hired a third party, Broadridge Financial Solutions, Inc., to judge voting, be responsible for determining whether or not a quorum is present and tabulate votes cast by proxy at the Meeting.

Q:	Where can I find voting results of the Meeting?

A:	We will announce preliminary voting results at the Meeting and publish final results on a current report on Form 8-K that we expect to file with the SEC within four business days after the Meeting (a copy of which will be available on the “Investors” subpage of our website, www.amedisys.com, under the link “SEC Filings”). If our final voting results are not available within four business days after the meeting, we will file a current report on Form 8-K reporting the preliminary voting results and subsequently file the final voting results in an amendment to the current report on Form 8-K within four business days after the final voting results are known to us.

Q:	May I propose actions for consideration at the next Annual Meeting of Stockholders or nominate individuals to serve as directors?

A:	You may submit proposals for consideration at future stockholder meetings, including director nominations. Please see “Other Matters” for more details.

Q:	Whom should I contact with questions about the Meeting?

A:	If you have any questions about this Proxy Statement or the Meeting, please contact Celeste R. Peiffer, our Vice President of Legal and Assistant Corporate Secretary, at 5959 S. Sherwood Forest Blvd, Baton Rouge, Louisiana 70816 or by telephone at (225) 292-2031 or (800) 467-2662.

Q:	What does it mean if I get more than one proxy form?

A:	You will receive a proxy form for each account that you have. Please vote proxies for all accounts to ensure that all your shares are voted. You may consolidate multiple accounts through our transfer agent, American Stock Transfer & Trust Company, LLC, online at www.amstock.com or by calling (800) 937-5449.

Q:	Will a list of stockholders entitled to vote at the meeting be available?

A:	In accordance with Delaware law, a list of stockholders entitled to vote at the meeting will be available at our corporate headquarters on June 5, 2014, and will be accessible for ten days prior to the meeting between the hours of 9:00 a.m. and 5:00 p.m. at our corporate headquarters.

EXECUTIVE OFFICERS

The following table presents information with respect to our executive officers as of April 30, 2014:

Name	Age	Title
Ronald A. LaBorde	57	President and Interim Chief Executive Officer
Dale E. Redman	66	Interim Chief Financial Officer
Jeffrey D. Jeter	42	Chief Compliance Officer
Michael O. Fleming, M.D.	63	Chief Medical Officer
David R. Bucey	56	General Counsel and Corporate Secretary

Ronald A. LaBorde is our President (since November 2011) and Interim Chief Executive Officer (since February 2014) and has been a member of our Board of Directors since 1997. He previously served as our Chief Financial Officer from January 2012 until his appointment as Interim Chief Executive Officer. He served as our Lead Director from February 2003 until his employment with the Company in November 2011. Additional information regarding Mr. LaBorde is provided below under “Proposal 1—Election of Directors—Nominees.”

Dale E. Redman is our Interim Chief Financial Officer (since March 2014). He previously served as our Chief Financial Officer from February 2007 through December 2011 and then as our Executive Vice President of Finance until his retirement in February 2012. Following his retirement until his appointment as Interim Chief Financial Officer, Mr. Redman managed personal investments. Prior to his initial employment with our Company, he served as Managing Director at Windward Capital Consulting, LLC, where he assisted businesses with capital structure issues and provided management consulting services in support of such companies’ growth strategies. Prior to April 1999, he was the Executive Vice President and Chief Financial Officer of United Companies Financial Corporation, which was a publicly-traded home mortgage and home equity lender based in Baton Rouge, Louisiana.

Jeffrey D. Jeter has served as our Chief Compliance Officer since March 2004. From April 2001 to March 2004, he served as our Vice President of Compliance/Corporate Counsel. Prior to joining our Company, he served as an Assistant Attorney General for the Louisiana Department of Justice beginning in 1996, where he prosecuted health care fraud and nursing home abuse.

Michael O. Fleming, M.D. joined our Company in September 2009 as our Chief Medical Officer and was appointed an executive officer in October 2009. Dr. Fleming began his medical career in private practice in the late 1970’s with a focus on family medicine. He retired from private practice in 2006, most recently in the position of founder and Managing Partner of Family Practice Associates of Shreveport (d/b/a The Family Doctors). Prior to joining our company in 2009, he provided consulting services to multiple organizations, including Amedisys. He has a Board Certification from the American Board of Family Medicine and has held multiple leadership positions with the American Academy of Family Physicians. He is also currently the Chairman of the Medical Care Advisory Counsel to the Secretary of the Louisiana Department of Health and Hospitals and President of the Louisiana Healthcare Quality Forum.

David R. Bucey joined our Company in June 2008 as our General Counsel and Corporate Secretary and was appointed an executive officer in October 2009. Prior to joining Amedisys, Mr. Bucey served as in-house counsel with The Coca-Cola Company in Atlanta, Georgia beginning in 1994, most recently in the positions of Senior Counsel of Mergers and Acquisitions and Senior Counsel of Transactions and Securities. Prior to his tenure at The Coca-Cola Company, he was a partner in Long, Aldridge & Norman, a major Atlanta law firm (now McKenna, Long & Aldridge).

PROPOSAL 1—ELECTION OF DIRECTORS

Nominees

Our Bylaws provide that the number of directors will be determined by our Board of Directors, which has set the maximum number of directors at seven persons and which has nominated the seven persons named below for election at the Meeting. All of the nominees currently serve as directors. Each person elected will serve until the next Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified. Although our Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises before the Meeting, the persons named as official proxy holders in the enclosed Proxy will vote for the election of such other person(s) as may be nominated by our Board of Directors.

Our Board of Directors maintains a Nominating and Corporate Governance Committee to recommend to our Board of Directors all director nominees. Stockholders who wish to recommend a person for consideration as a director nominee should follow the procedures described below under the heading “Stockholder Recommendation of Nominees.” Our Board of Directors selected the nominees for election at the Meeting upon the unanimous recommendation of the members of the Nominating and Corporate Governance Committee.

Board Member Qualifications; Diversity

Nominees for election to our Board of Directors must possess certain basic personal and professional qualities in order to properly discharge their fiduciary duties to our stockholders, provide effective oversight of our management and monitor our adherence to principles of sound corporate governance. Specifically, as set forth in our Corporate Governance Guidelines, nominees for election to our Board of Directors should possess the highest personal and professional ethics, integrity and values. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. Directors must develop an understanding of our Company’s business and have a willingness to devote adequate time to carrying out their duties. The Board seeks directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. In identifying candidates for membership on our Board of Directors, the Nominating and Corporate Governance Committee takes into consideration a number of factors, including: (i) relevant career experience, relevant technical skills, industry knowledge and experience and financial expertise; (ii) individual qualifications, including strength of character, mature judgment, familiarity with our business and industry, independence of thought and the ability to work collegially; and (iii) the extent to which the candidate would fulfill a present need on our Board of Directors. For each of the nominees to our Board of Directors, the biographies included in this Proxy Statement highlight the experiences and qualifications that were among the most important to the Nominating and Corporate Governance Committee in concluding that the nominee should serve as a director.

The Nominating and Corporate Governance Committee regularly assesses the appropriate size of our Board of Directors and whether any vacancies on our Board of Directors are expected due to retirement or otherwise and regularly monitors the mix of skills, experience and background of our directors to assure that the Board has the necessary composition to effectively perform its oversight function. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee will consider various potential candidates who may come to the attention of the Committee through current Board members, professional search firms, stockholders or other persons. Each candidate brought to the attention of the Nominating and Corporate Governance Committee, regardless of who recommended such candidate and regardless of whether such candidate is recommended by a stockholder, is considered on the basis of the criteria set forth above. The Nominating and Corporate Governance Committee typically evaluates each prospective candidate’s background and qualifications. In addition, one or more of the Committee members or the other Board members interviews each prospective candidate. After completing the evaluation, prospective candidates are recommended to the full Board by the Nominating and Corporate Governance Committee, with the full Board selecting the candidates to be nominated for election by the stockholders or to be appointed by the Board to fill a vacancy.

Biographical information about our nominees for director and the experience, qualifications, attributes and skills considered by our Nominating and Corporate Governance Committee and the Board in determining that the nominee should serve as a director appear below.

Director Nominees—Biographical Information

Name	Age	Served as a Director Since
Linda J. Hall	65	2013
Ronald A. LaBorde	57	1997
Jake L. Netterville	76	1997
David R. Pitts	74	1997
Peter Ricchiuti	57	1997
Donald A. Washburn	69	2004
Nathaniel M. Zilkha	38	2014

Linda J. Hall. Ms. Hall is the Entrepreneur-in-Residence at the Carlson School of Business at the University of Minnesota. Previously, Ms. Hall served as the Chief Executive Officer of MinuteClinic (which was sold to CVS Pharmacy in 2006), the Chief Executive Officer of Accurate Home Care (a home healthcare company serving chronically ill pediatric patients) and as an interim executive at UnitedHealth Group, leading their corporate social responsibility initiative for AARP. In addition, Ms. Hall’s past management experience includes serving as President of Ceridian Performance Partners and Vice President of Honeywell’s Worldwide Consumer Business Group. Ms. Hall’s past public sector board experience includes membership on the board of the 9th District Federal Reserve Bank, serving as its Chair for the last two years of her term. Ms. Hall has substantial public company board experience. She currently serves on the board of directors of Investors Real Estate Trust, a diversified real estate investment trust which includes healthcare investments. Previously, she served on the boards of Health Fitness Corporation, August Technology and MTS Systems Corporation. She is also a member of the boards of directors of Ascension Health Ventures (strategic healthcare venture fund), BodyMedia (fitness/health telemonitoring), Laastari/R Clinic. Ltd. (telemedicine and retail health clinics—Sweden and Finland) and PreciouStatus (interface monitoring technology for daycare and hospitals). Ms. Hall is Chair of the Compliance and Ethics Committee of our Board of Directors.

Director Qualifications:

•

Extensive Knowledge of the Healthcare Industry—Ms. Hall has over 19 years of experience in the healthcare field, and has served in executive capacities for multiple healthcare services and benefits companies.

•	Relevant Executive/Management Experience—Ms. Hall has extensive senior management and executive experience both inside and outside of the healthcare industry.

•	Public Company Board Experience—Ms. Hall has outside board experience for over 19 years on multiple public company boards of directors.

Ronald A. LaBorde. Mr. LaBorde is our President (since November 2011) and Interim Chief Executive Officer (since February 2014) and has been a member of our Board of Directors since 1997. He previously served as our Chief Financial Officer from January 2012 until his appointment as Interim Chief Executive Officer. He served as our Lead Director from February 2003 until his employment with the Company in November 2011. Previously, from July 2008 to November 2011, Mr. LaBorde was the principal executive officer of HR Solutions, LLC, a private company that provides outsourced administration associated with human resources, most recently as its Chief Executive Officer (from September 2010 until November 2011) and as its President (from July 2008 to August 2010). Prior to July 2008, Mr. LaBorde managed personal investments, which included non-public operating companies, and provided management consulting services to various privately-held companies, including HR Solutions, LLC. From 1995 to May 2003, Mr. LaBorde was President and Chief Executive Officer of Piccadilly Cafeterias, Inc., a publicly traded retail restaurant business.

Director Qualifications:

•

Extensive Knowledge of the Company’s Business—Mr. LaBorde is our President and Interim Chief Executive Officer, previously served for two years as our Chief Financial Officer, has been a member of our Board of Directors for over 16 years and was previously our Lead Director.

•

Relevant Public Company Executive Experience—Mr. LaBorde is a current Executive Officer of our Company and has previously served as President and Chief Executive Officer and Chief Financial Officer of another publicly-traded company.

•

High Level of Financial Literacy—Prior to his appointment as our Interim Chief Executive Officer, Mr. LaBorde served for two years as our Chief Financial Officer. Prior to his employment with the Company, Mr. LaBorde was designated as one of our “Audit Committee Financial Experts.”

Jake L. Netterville. Mr. Netterville was the Managing Partner of Postlethwaite & Netterville, a professional accounting corporation, from 1977 to 1998 and is currently the Chairman, Emeritus, of its Board of Directors. Mr. Netterville is a certified public accountant, has served as Chairman of the Board of Directors of the American Institute of Certified Public Accountants, Inc. (“AICPA”) and is a permanent member of the AICPA’s Governing Council. Mr. Netterville was appointed Chairman of the Audit Committee of our Board of Directors in February 2003.

Director Qualifications:

•	Extensive Knowledge of the Company’s Business—Mr. Netterville has been a member of our Board of Directors for over 16 years.

•

High Level of Financial Literacy—Mr. Netterville has been a certified public accountant for over 50 years and has been designated as one of our “Audit Committee Financial Experts” on our Audit Committee.

•	Relevant Governance Experience—Mr. Netterville served as Managing Partner of an accounting firm and currently serves as its Chairman, Emeritus.

David R. Pitts. Mr. Pitts has been President and Chief Executive Officer of Pitts Management Associates, Inc. (“PMA”) since 1981 and Chairman and Chief Executive Officer of PMA since 1999. PMA is a national hospital and healthcare management and consulting firm. He also serves as President and a director of Health Insights Foundation, Chairman Emeritus of the Board of Trustees of General Health Corporation, Chair Emeritus of the Church Pension Group in New York City, Non-Executive Chairman of the Board of Church Investment Group and a member of the North American Advisory Board of Sodexo and is the member-manager of Pitts Property Management, L.L.C. He is certified in hospital and healthcare administration and is a Fellow of the American College of Healthcare Executives. Mr. Pitts was appointed Non-Executive Co-Chairman of our Board of Directors in February 2014. He is also Chairman of the Compensation Committee of our Board of Directors.

Director Qualifications:

•	Extensive Knowledge of the Company’s Business—Mr. Pitts has been a member of our Board of Directors for over 16 years.

•

Extensive Knowledge of the Healthcare Industry—Mr. Pitts has over 45 years of experience in hospital operations, healthcare planning and multi-institutional organizations, and has served in executive capacities in a number of hospitals, multi-hospital systems and medical schools.

•

Financial Literacy and Relevant Governance Experience—Mr. Pitts has chaired boards of various public and private business enterprises with extensive involvement in their strategic and financial decisions.

Peter Ricchiuti. Mr. Ricchiuti has been Assistant Dean and Director of Research of BURKENROAD REPORTS at Tulane University’s A. B. Freeman School of Business since 1993, and a Clinical Professor of Finance at Tulane since 1986. Mr. Ricchiuti is Chairman of the Quality of Care Committee of our Board of Directors.

Director Qualifications:

•	Extensive Knowledge of the Company’s Business—Mr. Ricchiuti has been a member of our Board of Directors for over 16 years.

•	Financial Literacy—Mr. Ricchiuti has been a professor of finance for over 25 years. He served as the Assistant Treasurer of the State of Louisiana for almost six years.

•

Experience in Academia—Mr. Ricchiuti has unique experience because of his lengthy career in academia and, in particular, his extensive exposure to the information and new concepts that develop and are studied in the business school environment.

Donald A. Washburn. Mr. Washburn, a private investor for over five years, currently serves as a director on the boards of the following publicly traded companies: (i) LaSalle Hotel Properties, a real estate investment trust; (ii) The Greenbrier Companies, Inc., a manufacturer and lessor of rail cars and barges; and (iii) Key Technology, Inc., which designs and manufactures process automation systems for the food processing and industrial markets. He also serves on multiple private company boards. He also is a retired Executive Vice President of Northwest Airlines, Inc. and was the Chairman and President-Northwest Cargo, Inc. Prior to joining Northwest Airlines, Inc., Mr. Washburn was a corporate Senior Vice President of Marriott Corporation, most recently Executive Vice President and general manager of its Courtyard Hotel division. Mr. Washburn was appointed Non-Executive Co-Chairman of our Board of Directors in February 2014. He is also Chairman of the Nominating and Corporate Governance Committee of our Board of Directors. From November 2011 until his appointment as Non-Executive Co-Chairman of our Board of Directors, he served as our independent Lead Director.

Director Qualifications:

•	Extensive Knowledge of the Company’s Business—Mr. Washburn has been a member of our Board of Directors for over ten years.

•	Public Company Board Experience—Mr. Washburn has outside board experience for over ten years on multiple public company boards of directors.

•	Relevant Executive/Leadership Experience—Mr. Washburn has extensive senior executive experience where he was responsible for developing and managing complex, worldwide business enterprises.

•

Financial Literacy and Extensive Governance Experience—Mr. Washburn is an investor and retired top executive with experience (i) developing and monitoring corporate financial strategies, (ii) analyzing investment proposals and strategies and (iii) evaluating, planning and overseeing financial transactions and establishing and monitoring financial controls. His financial experience spans 30 years as a senior executive, investor and member of the boards of directors of large and small public and private corporations.

Nathaniel M. Zilkha. Mr. Zilkha is a Member of the general partner of KKR & Co. L.P. (together with its affiliates, “KKR”) and serves as Head of KKR’s credit platform and as its Global Co-Head of Special Situations. Mr. Zilkha joined KKR in 2007. As Head of Credit, he works closely with the credit portfolio teams to help drive investment performance, strategy, business development and coordination across the platform. He is a member of the Leveraged Credit, Private Credit and Special Situations Investment Committees as well as the KKR Asset Management Portfolio Management Committee. He also spent time as a member of the Healthcare Private Equity Team in KKR’s Menlo Park office. Prior to joining KKR, Mr. Zilkha was a member of the Principal Investment Area of Goldman, Sachs & Co., where he invested in private equity and principal debt transactions. He is currently on the Boards of Directors of Amedisys, Inc., the Winoa Group and QMH Limited. He was formerly on the Boards of Directors of Harden Healthcare, Oriental Brewery and Jazz Pharmaceuticals. Mr. Zilkha graduated cum laude from Princeton University.

Director Qualifications

•	Public Company Board Experience—Mr. Zilkha has outside board experience for over six years on multiple public company boards of directors.

•

Extensive Knowledge of the Healthcare Industry—As a board member of other healthcare companies and through his employment experience analyzing investments in the healthcare sector, Mr. Zilkha has gained expertise regarding the healthcare industry.

•

Financial Literacy and Finance Experience—As a Member of KKR and as a board member of KKR portfolio companies, Mr. Zilkha brings to the Board significant financial literacy and experience in financing matters, including expertise in structuring complex financial transactions.

Board of Directors Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE PERSONS NAMED ABOVE.

Vote Required

Directors are elected by a plurality of the votes cast at the Meeting.

CORPORATE GOVERNANCE

Board Leadership Structure

Our Board of Directors is comprised of Mr. LaBorde (our President and Interim Chief Executive Officer) and six independent directors. Each director serves a one-year term and is subject to annual election. On February 20, 2014, David R. Pitts and Donald A. Washburn were appointed Non-Executive Co-Chairmen of our Board of Directors. Prior to this date, Mr. Washburn served as our independent Lead Director, and the Chairman of our Board of Directors was our former Chief Executive Officer, William F. Borne. On February 24, 2014, following this change in our Board leadership structure, our Board approved an amendment to our Bylaws providing that “in the event the Board has elected Co-Chairmen of the Board, each Co-Chairman shall have the authority to act as a Chairman of the Board as provided in these Bylaws.”

Our Board believes it is appropriate to separate the positions of Chairman and Chief Executive Officer at this time because we are currently conducting a search for a permanent Chief Executive Officer. It is unknown at this time whether the Chairman and Chief Executive Officer positions will once again be combined after the Board appoints a permanent Chief Executive Officer. If the roles are combined, our Board will once again identify an independent Lead Director, as required by our Bylaws and Corporate Governance Guidelines. Specifically, whenever there is no independent Chairman of the Board, our Board members are required to appoint one of the independent directors as Lead Director “to lead the Board in fulfilling its duties effectively, efficiently and independent of management.”

As Non-Executive Co-Chairmen of the Board, Messrs. Pitts and Washburn are currently sharing the responsibilities of the independent Lead Director, as outlined in our Bylaws and Corporate Governance Guidelines, specifically: enhancing Board effectiveness, in particular by ensuring the Board works as a cohesive team; ensuring that the Board has adequate resources and is presented with full, timely and relevant information; ensuring that there is a process in place to monitor best practices that relate to the responsibilities of the Board; and by assessing the effectiveness of the overall Board, its committees and individual directors on a regular basis. Our Non-Executive Co-Chairmen are also directly responsible for Board management, in particular by chairing Board meetings, providing input on the agendas for Board and committee meetings; evaluating the membership and chairs for Board committees and the effectiveness of the committees; ensuring that the independent directors meet regularly without management present to discuss the effectiveness of the Chief Executive Officer, the effectiveness of the Board and the committees of the Board and matters relating to succession planning and strategic planning. Finally, our Non-Executive Co-Chairmen also serve as a key liaison between management and the outside directors.

We believe the Chairs of our five independent Board committees (Ms. Hall: Quality and Ethics Committee; Mr. Pitts: Compensation Committee; Mr. Netterville: Audit Committee; Mr. Ricchiuti: Quality of Care Committee; and Mr. Washburn: Nominating and Corporate Governance Committee) have made valuable contributions to our Company in these roles and are also vital to our Board leadership structure. Each Committee Chair meets regularly with members of Company management, as appropriate, to discuss matters relevant to their respective Committee functions, both with and without the presence of our Chief Executive Officer. Ms. Hall and Messrs. Netterville and Ricchiuti also regularly communicate with Messrs. Pitts and Washburn, in their roles as Non-Executive Co-Chairmen of the Board, regarding Board and Committee functions.

Risk Oversight

The Board’s Role in Risk Oversight

Risk management is primarily the responsibility of our Company’s senior management team, while our Board of Directors is responsible for the overall supervision and oversight of our Company’s risk management activities.

The Board’s oversight of the material risks faced by the Company occurs at both the full Board level and at the committee level. The Audit Committee has oversight responsibility not only for financial reporting with respect to the Company’s major financial exposures and the steps management has taken to monitor and control such exposures, but also for the effectiveness of management’s enterprise risk management process that monitors key business risks facing the Company. Specifically, as stated in its charter, one of the responsibilities of the Audit Committee is “to discuss guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company’s exposure to risk, and to discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.” In connection with its risk oversight role, at each of its quarterly, in-person meetings, the Audit Committee also meets privately in separate executive sessions with representatives from the Company’s independent registered public accounting firm (without any members of Company management present) and the Company’s Senior Vice President—Audit (without other members of Company management present). The Company’s Senior Vice President—Audit manages the Company’s Internal Audit and Enterprise Risk management functions and has been employed by the Company since April 2002. The Internal Audit Department, according to its charter, is charged with taking “a systematic and disciplined approach to evaluate and improve the effectiveness of the organization’s risk management, control, and governance processes.” Finally, the Audit Committee also receives quarterly reports regarding the Company’s testing and controls implemented in compliance with the requirements of the Sarbanes-Oxley Act of 2002.

In addition, the Compliance and Ethics Committee of the Board receives presentations at its quarterly in-person meetings from the Company’s Chief Compliance Officer, who has been employed by the Company since April 2001. The Chief Compliance Officer, who heads the Company’s Compliance Department, is responsible for monitoring the Company’s compliance with Federal and state laws governing the provision of healthcare services and patient privacy, the Company’s reporting requirements under its Corporate Integrity Agreement effective April 22, 2014, as well as conditions of participation in the Medicare and Medicaid programs for the home health and hospice services provided by the Company. During these meetings, the Chief Compliance Officer provides a detailed report on compliance activities, relevant regulatory developments impacting the compliance function and our risk mitigation practices. As part of its risk oversight duties, the members of the Compliance and Ethics Committee meet regularly with the Chief Compliance Officer privately in executive session (without other members of Company management present), and it is expected that the Chief Compliance Officer maintains an open line of communication with both the Compliance and Ethics Committee and the full Board.

Further, the Company’s Chief Medical Officer reports in person to the Board’s Quality of Care Committee on a quarterly basis on matters relating to the quality of the Company’s clinical outcomes and the care provided to its patients. The Company’s clinical protocols are designed to minimize patient risk and improve patient health outcomes.

In addition, the Company’s General Counsel reports in person to the Board on at least a quarterly basis to keep the directors informed concerning legal risks and other legal matters involving the Company and the Company’s legal risk mitigation efforts.

Additionally, at each Board meeting, our Chief Executive Officer meets with the other directors in executive session to address operational and strategic matters, including areas of risk and opportunity that require Board attention. Further, in dedicated sessions each July focusing entirely on corporate strategy, the full Board reviews in detail the Company’s short- and long-term strategies, including consideration of risks facing the Company.

The oversight of risk within the organization is an evolving process requiring the Company to continually look for opportunities to further embed systematic enterprise risk management into ongoing business processes across the organization. The Board actively encourages management to continue to review and improve its methods of assessing and mitigating risk.

Risk Assessment—Incentive Compensation Programs

In regards to the Company’s fiscal year 2013 incentive compensation programs, our management has concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. For the incentive compensation programs in place in 2013 for our corporate office (non-executive) and care center-level (agency-level) employees, our management based this conclusion on the fact that the fiscal year 2013 incentive compensation programs did not implement any material changes to the Company’s risk profile as compared to the fiscal year 2012 incentive compensation programs for these employees, which had previously been the subject of a risk assessment conducted by Pearl Meyer & Partners in 2012.

In 2012, the Compensation Committee approved the engagement of the Committee’s independent compensation consultant, Pearl Meyer & Partners, to conduct a risk assessment of the Company’s fiscal year 2012 incentive compensation programs, both on the executive and non-executive levels. This risk assessment, which was reviewed by the Compensation Committee, concluded that the design for the 2012 incentive programs for our executive officers, as well as our corporate office (non-executive) and care center employees, coupled with internal controls and policies, discourages incentive plan participants from taking excessive risks or manipulating performance in order to increase award payouts.

Our management also believes that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond our organization’s ability to effectively identify and manage significant risks; are compatible with effective internal controls and the risk management practices of Amedisys; and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

Board Committees

Audit Committee

The Audit Committee’s responsibilities are covered by its charter, a copy of which appears on the “Investors” subpage of our website, (www.amedisys.com) under the link “Corporate Governance.” The Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”), and its responsibilities include hiring and supervising the work of our registered independent public accountants and our Senior Vice President—Audit (who manages our Internal Audit Department), overseeing our financial reporting process, internal controls and legal and regulatory compliance and pre-approving all audit and non-audit services to be provided by independent auditors.

The Audit Committee is comprised of Jake L. Netterville (Chairman) and each of our other independent directors (Messrs. Pitts, Ricchiuti, Washburn and Zilkha and Ms. Hall). Our Board of Directors has determined that each member of the Audit Committee also meets the definition of an “independent director” as defined by Rule 10A-3 under the Exchange Act and that Mr. Netterville qualifies as an “audit committee financial expert,” as defined by Item 407(d)(5) of SEC Regulation S-K, and as a “financially sophisticated audit committee member” under NASDAQ Listing Rule 5605(c)(2)(A). This determination is based on the fact that Mr. Netterville is a certified public accountant. In addition, our Board of Directors has determined that Messrs. Pitts, Ricchiuti, Washburn and Zilkha and Ms. Hall are each financially literate.

Compensation Committee

The Compensation Committee reviews and acts on compensation levels and benefit plans for our executive officers, approves director compensation, approves and evaluates the Company’s equity compensation plans, approves the issuance of stock options, nonvested stock, restricted stock, restricted stock units and other equity-based awards under our equity compensation plans and has the sole authority to retain, and has retained, compensation consultants. It also provides assistance to our Board of Directors in the annual evaluation of our Chief Executive Officer. The Compensation Committee is comprised of David R. Pitts (Chairman) and each of our other independent directors (Messrs. Netterville, Ricchiuti, Washburn and Zilkha and Ms. Hall). Our Board of Directors has determined that each member of the Compensation Committee meets the definition of an “outside director” as defined by regulations promulgated pursuant to Section 162(m) of the Internal Revenue Code and is a “non-employee director” as defined in the SEC’s Rule 16b-3. The Compensation Committee may not delegate any of its authority with respect to approving the compensation (including equity-based compensation) of our directors and executive officers. The Committee may delegate its authority to approve awards of equity-based compensation to persons other than our directors and executive officers to our Chief Executive Officer. A copy of the Compensation Committee’s charter appears on the “Investors” subpage of our website (www.amedisys.com) under the link “Corporate Governance.”

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee identifies and evaluates individuals qualified to become members of the Board of Directors and recommends to our Board of Directors all nominees for election to our Board of Directors. The Nominating and Corporate Governance Committee also provides assistance to our Board of Directors in the annual evaluations of our Board of Directors and its Committees, the review and consideration of corporate governance practices and ongoing board governance education. The Nominating and Corporate Governance Committee also prepares the slate of chairs and members for each of the Board’s standing committees. The Nominating and Corporate Governance Committee is comprised of Donald A. Washburn (Chairman) and each of our other independent directors (Messrs. Netterville, Pitts, Ricchiuti and Zilkha and Ms. Hall). A copy of the Nominating and Corporate Governance Committee’s charter appears on the “Investors” subpage of our website (www.amedisys.com), under the link “Corporate Governance.”

Quality of Care Committee

The Quality of Care Committee is comprised of Peter Ricchiuti (Chairman) and each of our other independent directors (Messrs. Netterville, Pitts, Washburn and Zilkha and Ms. Hall). The dual purposes of the Quality of Care Committee are to (i) assist our Board of Directors in fulfilling its oversight responsibilities relating to the review of our policies and procedures in connection with the delivery of quality medical care to patients and patient safety and (ii) to assist our Board of Directors and our management in promoting a “culture of quality” throughout our Company. A copy of the Quality of Care Committee’s charter appears on the “Investors” subpage of our website (www.amedisys.com), under the link “Corporate Governance.”

Compliance and Ethics Committee

The Compliance and Ethics Committee was formed on October 2013 and is comprised of Linda J. Hall (Chair) and each of our other independent directors (Messrs. Netterville, Pitts, Ricchiuti, Washburn and Zilkha). Of the Committee members, Mr. Pitts has been deemed to have significant familiarity and experience with Medicare compliance due to his executive-level employment experience in the healthcare industry. The dual purposes of the Compliance and Ethics Committee are (i) to assist the Board in fulfilling its oversight responsibilities relating to (a) the compliance by the Company with all legal requirements to which it is subject, including specifically all federal and state health care laws and regulations to which it is subject, all fraud and abuse laws and all applicable Medicare program requirements, (b) the design, implementation and execution of the Company’s Compliance and Ethics Program, (c) the activities of the Chief Compliance Officer and the operation of the Company’s Compliance Department, and (d) matters relating to the Company’s Corporate Compliance Plan and Code of Ethical Business Conduct; and (ii) assist the Board and Company management in establishing an appropriate “tone at the top” and promoting a strong “culture of compliance” throughout the Company, while also recognizing that other Board committees assist the Board in fulfilling its oversight responsibilities relating to various areas of legal and regulatory compliance. A copy of the Compliance and Ethics Committee’s charter appears on the “Investors” subpage of our website (www.amedisys.com), under the link “Corporate Governance.”

Board and Committee Meetings—2013

Our Board of Directors held five in-person and thirteen telephonic meetings in 2013. Our Board of Directors maintains Audit, Compensation, Nominating and Corporate Governance, Quality of Care and Compliance and Ethics Committees that are each comprised solely of independent directors. Each Board committee generally meets on or around the date of each regularly-scheduled quarterly in-person Board meeting. During 2013, the Audit Committee held five in-person meetings and one telephonic meeting; the Compensation Committee held four in-person meetings and two telephonic meetings; the Nominating and Corporate Governance Committee held five in-person meetings; the Quality of Care Committee held four in-person meetings; and the Compliance and Ethics Committee held two in-person meetings. Each director attended at least 75% of the total number of Board meetings and meetings of the Committees on which he or she served during 2013 (with the exception of Mr. Zilkha, who was not appointed to the Board until March 2014). Generally, during every month in which there is not a regularly-scheduled in-person Board meeting, the Board members meet telephonically with selected members of Company management.

Independent Directors—Meetings in Executive Session

The independent directors, as a group, meet in-person in executive session on a regular basis (and at least once, quarterly) in connection with each in-person Board meeting without any members of our management or non-independent directors present. Messrs. Pitts and Washburn currently preside over these executive sessions as Non-Executive Co-Chairmen of the Board.

Stockholder Recommendation of Nominees

Per our Corporate Governance Guidelines (a copy of which appears on the “Investors” subpage of our website (www.amedisys.com) under the link “Corporate Governance”), stockholders may recommend a nominee for consideration by the Nominating and Corporate Governance Committee of our Board by sending the following information to our Corporate Secretary, at 5959 S. Sherwood Forest Blvd., Baton Rouge, Louisiana 70816, who will forward the information to the Chairman of the Committee:

•	Name, mailing address and telephone number of the stockholder;

•	The proposed nominee’s name, mailing address and telephone number;

•	A statement whether the proposed nominee knows that his or her name is being suggested by the stockholder, and whether he or she has consented to being suggested and is willing to serve;

•	The proposed nominee’s resume or other description of his or her background and experience;

•	The proposed nominee’s relationship to the stockholder; and

•	The stockholder’s reasons for proposing that the individual be considered.

The Nominating and Corporate Governance Committee will solicit and receive recommendations for candidates to fill any Board vacancies and will review the qualifications of potential director candidates. The Nominating and Corporate Governance Committee will present any recommended candidates to the full Board for consideration. Stockholders may also nominate directors for election to our Board of Directors. For additional important information regarding stockholder nominations of directors and stockholder proposals, please see the “Other Matters” section of this Proxy Statement.

Board Independence, Stockholder Communications and Board Attendance at the Annual Stockholders Meeting

Our Board of Directors has reviewed and analyzed the independence of each director nominee. The purpose of the review was to determine whether any particular relationships or transactions involving directors or their affiliates or immediate family members were inconsistent with a determination that the director is independent for purposes of serving on the Board of Directors and its committees. During this review, the Board of Directors examined whether there were any transactions and/or relationships between directors or their affiliates or immediate family members and the Company and the substance of any such transactions or relationships.

Following this review, our Board of Directors determined that all directors other than Mr. LaBorde are “independent” under the director independence requirements and listing standards of The NASDAQ Global Select Market. Mr. LaBorde is not considered independent because he is an executive officer of the Company.

Stockholders who wish to communicate with our Board of Directors, our Non-Executive Co-Chairmen (or, if applicable, our Lead Director) or our Audit Committee should address their communications to such party, in care of our Corporate Secretary, who is responsible for promptly disseminating such communications to our Board of Directors, Non-Executive Co-Chairmen of the Board (or, if applicable, Lead Director) or Audit Committee Chairman, as appropriate. Per our Corporate Governance Guidelines (described below), all communications with the Board, our Non-Executive Co-Chairmen (or, if applicable, our Lead Director) or the Audit Committee are treated confidentially, and stockholders and other interested parties can remain anonymous when communicating their concerns. Stockholders who would like to submit the name of a person for consideration as a director nominee should address any communication to our Corporate Secretary in accordance with the procedures described under the heading “Corporate Governance—Stockholder Recommendation of Nominees,” above.

We do not have a formal policy regarding attendance by Board members at our Annual Stockholders Meeting because management is available at the meeting to answer questions from stockholders in attendance. Directors William Borne, Ronald LaBorde and Peter Ricchiuti attended our 2013 Annual Meeting in person, and directors Linda Hall, Jake Netterville and David Pitts attended our 2013 Annual Meeting via teleconference. Historically, we have had low in-person stockholder attendance at our Annual Stockholders Meetings.

Compensation Consultant Independence and Conflicts of Interest Assessment

The Compensation Committee engaged the services of Pearl Meyer & Company (“Pearl Meyer”) as its independent advisor on matters of executive compensation (the “Engagement”) in respect of and during fiscal 2013. Pearl Meyer reports directly to the Committee and provides no other remunerated services to the Company or any of its affiliates. In accordance with the requirements of Item 407(e)(3)(iv) of Regulation S-K, the Company has affirmatively determined that no conflicts of interest exist between the Company and Pearl Meyer (or any individuals working on the Company’s account on Pearl Meyer’s behalf). In reaching such determination, the Company considered the following enumerated factors, all of which were attested to or affirmed by Pearl Meyer:

(1) During fiscal 2013, Pearl Meyer provided no services to and received no fees from the Company other than in connection with the Engagement;

(2) The amount of fees paid or payable by the Company to Pearl Meyer in respect of the Engagement represented (or are reasonably certain to represent) less than 1% of Pearl Meyer’s total revenue for the 12 month period ended December 1, 2013;

(3) Pearl Meyer has adopted and put in place adequate policies and procedures designed to prevent conflicts of interest, which policies and procedures were provided to the Company;

(4) There are no business or personal relationships between Pearl Meyer and any member of the Compensation Committee other than in respect of (i) the Engagement, or (ii) work performed by Pearl Meyer for any other company, board of directors or compensation committee for whom such Committee member also serves as an independent director;

(5) Pearl Meyer owns no stock of the Company; and

(6) There is no business or personal relationships between Pearl Meyer and any executive officer of the Company other than in respect of the Engagement.

CODE OF ETHICAL BUSINESS CONDUCT

Our Board of Directors has adopted a Code of Ethical Business Conduct that is applicable to all our directors, executive officers and employees. The Code is available on the “Investors” subpage of our website (www.amedisys.com) under the link “Corporate Governance.” The purpose of the Code is to, among other things, deter wrongdoing and promote: honest and ethical conduct; full, fair, accurate, timely and understandable disclosure in our filings with the SEC and in public communications; compliance with applicable laws, rules and regulations; the prompt internal reporting of violations; and accountability.

CORPORATE GOVERNANCE GUIDELINES AND REVIEW AND CONSIDERATION OF CORPORATE GOVERNANCE PRACTICES

Our Board of Directors has adopted Corporate Governance Guidelines. The purpose of the Guidelines is to assist the Board in the exercise of its responsibilities and to serve the best interests of the Company and its stockholders. A copy of the Corporate Governance Guidelines appears on the “Investors” subpage of our website (www.amedisys.com) under the link “Corporate Governance.”

The members of our Nominating and Corporate Governance Committee are responsible for the review and consideration of corporate governance practices.

Members of Nominating and Corporate Governance Committee

Donald A. Washburn (Chairman)

Linda J. Hall

Jake L. Netterville

David R. Pitts

Peter Ricchiuti

Nathaniel M. Zilkha

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of our common stock to file reports of ownership and changes of ownership with the SEC. Copies of all filed reports are required to be furnished to us. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to us during and with respect to 2013, as well as written representations by our directors and executive officers, we believe that each such person filed, on a timely basis, the reports required by Section 16(a) of the Exchange Act with respect to 2013.

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Background

The Audit Committee of the Board of Directors has appointed KPMG LLP (“KPMG”) as the independent registered public accounting firm to audit our Company’s consolidated financial statements for the fiscal year ending December 31, 2014. The submission of this matter for ratification by stockholders is not legally required; however, our Board of Directors believes that such submission is consistent with best practices in corporate governance and is an opportunity for stockholders to provide direct feedback to the Audit Committee and the Board of Directors on an important issue of corporate governance. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm as our Company’s external auditor. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm to be our Company’s external auditor at any time during the year if it determines that such a change would be in the best interests of our Company and our stockholders.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the shares represented at the Meeting and entitled to vote.

KPMG Representative—Attendance at the Meeting

A representative of KPMG will be present at the Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions by stockholders.

REPORT OF THE AUDIT COMMITTEE

This Audit Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Exchange Act.

What is the Audit Committee and what does it do?

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight and review of Amedisys’ accounting functions and internal controls. The committee recommends to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K and approves all fees paid to our independent registered public accounting firm. The committee also receives quarterly reports from our Internal Audit Department and approves the annual Internal Audit Work Plan and the compensation of the Senior Vice President—Audit, who leads our Internal Audit Department.

Are the members of the Audit Committee “independent”?

Yes. The Audit Committee is comprised of six directors, all of whom are independent as determined in accordance with the listing standards of The NASDAQ Global Select Market and within the meaning of Rule 10A-3 under the Exchange Act.

Do the members of the Audit Committee meet regularly in executive session without members of Company management present? Do the members of the Audit Committee meet separately with representatives of the Company’s independent registered public accounting firm and the Company’s Internal Audit Department?

Yes. The Audit Committee meets at least once quarterly in executive session without members of Company management present. During these executive sessions, the Audit Committee will also meet separately with representatives of the Company’s independent registered public accounting firm (generally, the Lead Audit Partner) and the Senior Vice President—Audit, on behalf of the Company’s Internal Audit Department. The Audit Committee also meets separately with other senior members of Company management as it deems necessary.

What steps did the Audit Committee take in recommending that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2013 (our “2013 Annual Report”)?

In connection with recommending that our audited financial statements be included in our 2013 Annual Report, the members of the Audit Committee took the following steps:

•

The members of the Audit Committee discussed with our independent registered public accounting firm their judgment as to the quality, not just the acceptability, of our accounting policies and principles and such other matters as are required to be discussed under generally accepted auditing standards, including information concerning the scope and result of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process.

•

Management represented to the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, on a consistent basis, and the Audit Committee reviewed and discussed the quarterly and annual earnings press releases and consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement of Auditing Standard No. 16, as adopted by the Public Company Accounting Oversight Board (the “PCAOB”).

•

The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by the PCAOB regarding their independence, and the members of the Audit Committee discussed with the independent registered public accounting firm the firm’s independence from the Company and its management. The members of the Audit Committee also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with maintaining the independent registered public accounting firm’s independence. This discussion and disclosure informed the Audit Committee of the independent registered public accounting firm’s independence, and assisted the Audit Committee in evaluating that independence. The members of the Audit Committee concluded that the independent registered public accounting firm is independent from the Company and its management.

•

The members of the Audit Committee reviewed and discussed, with our management and independent registered public accounting firm, our audited consolidated balance sheet as of December 31, 2013 and the related consolidated statements of operations, comprehensive (loss) income, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2013, including associated footnotes and Management’s Discussion and Analysis of Financial Condition and Results of Operations.

•

The members of the Audit Committee (or the Chairman of the Committee, pursuant to a delegation of authority) reviewed and pre-approved all permissible non-audit services by our independent registered public accounting firm.

•	The members of the Audit Committee reviewed the Principal Executive Officer and Principal Financial Officer Certifications concerning the Company’s 2013 Annual Report.

Based on the discussions with our independent registered public accounting firm concerning the audit, the independence discussions, the financial statement quarterly review, and additional matters deemed relevant and appropriate by the Audit Committee, including internal audit activities, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our 2013 Annual Report.

Who has furnished this report?

This report has been furnished by the members of the Audit Committee:

Jake L. Netterville (Chairman)

Linda J. Hall

David R. Pitts

Peter Ricchiuti

Donald A. Washburn

Nathaniel M. Zilkha

FEES PAID TO AUDITORS

The following summarizes the fees billed to us and our subsidiaries by KPMG for professional services rendered in 2013 and 2012.

	Year ended December 31,
	2013		2012
Fee Category	Amount ($)	Percent	Amount ($)	Percent
Audit fees	1,053,300	79.3%	1,073,680	74.7%
Tax fees	243,220	18.3%	327,102	22.8%
All other fees	32,098	2.4%	35,943	2.5%

Total fees	1,328,618	100.0%	1,436,725	100.0%

Fees for audit services include fees associated with the annual audit, our annual report on Form 10-K and the reviews of our quarterly reports on Form 10-Q, services that are normally provided by our registered independent public accounting firm in connection with statutory and regulatory filings or engagements and services that generally only our registered independent public accounting firm can provide. All other fees include due diligence in connection with acquisitions and accounting consultations. Tax fees include tax compliance and limited consulting services. All of the services described above were pre-approved by the Audit Committee (or the Chairman of the Committee, pursuant to a delegation of authority).

Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors; Delegation of Pre-Approval Authority in Specified Instances

All audit and permissible non-audit services provided by the independent auditors are pre-approved by the Audit Committee (or the Chairman of the Committee, pursuant to a delegation of authority). These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee has delegated authority to Mr. Netterville, the Chairman of the Audit Committee, to address requests for pre-approval of specified types of transactions not included in the annual budget prepared by the independent auditors, provided that any such pre-approvals are presented to the full Audit Committee at its next meeting.

STOCK OWNERSHIP

The following table shows beneficial ownership of our common stock as of April 11, 2014, unless otherwise indicated, by (i) each person known by us to beneficially own more than five percent of our common stock in accordance with Rule 13d-3 under the Exchange Act, (ii) each of our directors and director nominees, (iii) each of our current executive officers (as identified under the heading “Executive Officers” above), (iii) each Named Executive Officer during 2013 (as such term is defined under the heading “Compensation Discussion and Analysis” below), and (iv) all of our directors and current Executive Officers as a group. Except as noted below, the persons named have sole voting and investment power with respect to all shares of common stock.

Name	Shares Beneficially Owned	Percent of Class
5% Stockholders
KKR Asset Management LLC and Affiliated Entities(1)	4,836,608	14.9%
FMR LLC and Affiliated Entities(2)	4,379,500	13.5%
North Tide Capital, LLC and Affiliates(3)	3,200,000	9.8%
BlackRock, Inc.(4)	3,024,679	9.3%
Dimensional Fund Advisors LP(5)	2,104,756	6.5%
The Vanguard Group, Inc.(6)	1,914,448	5.9%

Non-Employee Directors (Including 2014 Director Nominees)(7)
Linda J. Hall (2014 Director Nominee)	12,912	*
Jake L. Netterville (2014 Director Nominee)	96,737	*
David R. Pitts (2014 Director Nominee)	86,909	*
Peter Ricchiuti (2014 Director Nominee)	85,058	*
Donald A. Washburn (2014 Director Nominee)	88,635	*
Nathaniel M. Zilkha (2014 Director Nominee)	0	*

Executive Officers (Including 2013 Named Executive Officers and 2014 Director Nominee)
Ronald A. LaBorde(8) (2013 Named Executive Officer and 2014 Director Nominee)	163,413	*
Dale E. Redman	0
Jeffrey D. Jeter(9) (2013 Named Executive Officer)	31,416	*
Michael O. Fleming(10) (2013 Named Executive Officer)	23,202	*
David R. Bucey(11) (2013 Named Executive Officer)	21,272	*
All Executive Officers and Directors as a Group (11 Persons)(12)	609,554	1.87%

Former Executive Officer (2013 Named Executive Officer)
William F. Borne(13)	371,521	*

(*)	Less than one percent
(1)

This disclosure is based on a Schedule 13D filed with the SEC on March 27, 2014 reporting beneficial ownership as of March 26, 2014 by the KKR Reporting Persons (as defined below). This filing amends the previously-filed Schedule 13D made by the KKR Reporting Persons with respect to the Company’s securities. The “KKR Reporting Persons” consist of: (i) Spruce Investors Limited, a Cayman Islands limited company (“Spruce Investors”); (ii) Spruce Holdings Limited, a Cayman Islands limited company (“Spruce Holdings”); (iii) KKR Special Situations (Offshore) Fund L.P., a Cayman Islands limited partnership (“Offshore LP”); (iv) KKR Special Situations (Domestic) Fund L.P., a Cayman Islands limited partnership (“Domestic LP”); (v) KKR Special Situations (Domestic) Limited, a Cayman Islands limited company (“Domestic Limited”); (vi) KKR Special Situations (Offshore) Limited, a Cayman Islands limited company (“Offshore Limited”); (vii) KKR Fund Holdings L.P., a Cayman Islands limited partnership (“KKR Fund Holdings”); (viii) KKR Fund Holdings GP Limited, a Cayman Islands limited company (“KKR Fund

Holdings GP”); (ix) KAM Fund Advisors LLC, a Delaware limited liability company (“KAM Fund Advisors”); (x) KKR Asset Management LLC, a Delaware limited liability company (“KAM”); (xi) Kohlberg Kravis Roberts & Co. L.P., a Delaware limited partnership (“Kohlberg Kravis Roberts & Co.”); (xii) KKR Management Holdings L.P., a Delaware limited partnership (“KKR Management Holdings”); (xiii) KKR Management Holdings Corp., a Delaware corporation (“KKR Management Holdings Corp.”); (xiv) KKR Group Holdings L.P., a Cayman Islands limited partnership (“KKR Group Holdings”); (xv) KKR Group Limited, a Cayman Islands limited company (“KKR Group”); (xvi) KKR & Co. L.P., a Delaware limited partnership (“KKR & Co.”); (xvii) KKR Management LLC, a Delaware limited liability company (“KKR Management”); (xviii) Henry R. Kravis, a United States citizen; and (xix) George R. Roberts, a United States citizen.

It was reported that as investment advisor to a number of client accounts, KAM may be deemed to have the power to vote or direct the vote of (and the power to dispose or direct the disposition of) 4,836,608 shares of Company common stock (the “Total Reported Shares”). It was also reported that Spruce Investors has directly acquired, and may be deemed to have the power to vote or direct the vote of (and the power to dispose or direct the disposition of) 2,896,046 shares of Company common stock (which, for the avoidance of doubt, are included in the Total Reported Shares). It was also reported that as an investment advisor to Spruce Investors and one other client, KAM Fund Advisors, a direct wholly-owned subsidiary of KAM, may be deemed to have the power to vote or direct the vote of (and the power to dispose or direct the disposition of) a total of 2,899,055 shares of Company common stock (which, for the avoidance of doubt, are included in the Total Reported Shares).

Each of Kohlberg Kravis Roberts & Co. (as the holder of all of the outstanding equity interests in KAM), Spruce Holdings and Domestic LP (as the holders of all of the outstanding equity interests of Spruce Investors), Offshore LP (as the holder of all of the outstanding equity interests of Spruce Holdings), Domestic Limited (as the general partner of Domestic LP), Offshore Limited (as the general partner of Offshore LP), KKR Fund Holdings (as the holder of all of the outstanding equity interests of Offshore Limited), KKR Fund Holdings GP (as a general partner of KKR Fund Holdings), KKR Management Holdings (as the holder of all of the outstanding equity interests of Domestic Limited and the general partner of Kohlberg Kravis Roberts & Co.), KKR Management Holdings Corp. (as the general partner of KKR Management Holdings), KKR Group Holdings (as the holder of all of the outstanding equity interests in KKR Fund Holdings GP, a general partner of KKR Fund Holdings, and the sole shareholder of KKR Management Holdings Corp.), KKR Group (as the general partner of KKR Group Holdings), KKR & Co. (as the sole shareholder of KKR Group), KKR Management (as the general partner of KKR & Co.) and Messrs. Kravis and Roberts (as the designated members of KKR Management) may also be deemed to beneficially own some or all of the shares of Company common stock owned by the client accounts and reported on the Schedule 13D, as amended. It was noted that the filing of the Schedule 13D, as amended, shall not be construed as an admission that any of the KKR Reporting Persons is the beneficial owner of any of the Total Reported Shares.

The address of the principal business office of Offshore Limited, Domestic Limited, Kohlberg Kravis Roberts & Co., KKR Management Holdings, KKR Management Holdings Corp., KKR Fund Holdings, KKR Fund Holdings GP, KKR Group Holdings, KKR Group, KKR & Co., and KKR Management is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, Suite 4200, New York, New York 10019. The address of the principal business office of KAM, Spruce Investors, Spruce Holdings, Offshore LP, Domestic LP and KAM Fund Advisors is: c/o KKR Asset Management LLC 555 California Street, 50th Floor, San Francisco, California 94104. The address of the principal business office of Mr. Roberts is: c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, California 94025.

(2)

This disclosure is based on a Schedule 13G filed with the SEC on February 14, 2014 by FMR LLC reporting beneficial ownership as of December 31, 2013. This filing amends the most recent Schedule 13G filing made by FMR LLC with respect to the Company’s securities. The holder reported that FMR LLC, a parent holding company, has dispositive power over 4,379,500 shares. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210. The holder also reported that: (1) Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC and an investment adviser under the

Investment Advisers Act of 1940, is the beneficial owner of 4,379,500 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 (the “Funds”); (2) Fidelity Series Intrinsic Opportunities Fund, an investment company under the Investment Company Act of 1940, is the owner of 2,917,000 shares; (3) Edward C. Johnson 3d and FMR LLC, through its control of Fidelity and the Funds, each has sole power to dispose of the 4,379,500 shares owned by the Funds; and (4) members of the family of Edward C. Johnson 3d, the Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. Through their ownership of voting common shares and the execution of a shareholders’ voting agreement, members of the Johnson family may be deemed to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.

(3)

This disclosure is based on a Schedule 13G filed with the SEC on February 14, 2014 by North Tide Capital, LLC, North Tide Capital Master, LP and Conan Laughlin reporting beneficial ownership as of December 31, 2013. This filing amends the most recent Schedule 13G filing made by the reporting persons with respect to the Company’s securities. The address for North Tide Capital, LLC, North Tide Capital Master, LP and Conan Laughlin is 500 Boylston Street, Suite 310, Boston, Massachusetts 02116. It was reported that North Tide Capital Master, LP has shared power to vote or direct the vote and shared power to dispose or direct the disposition of 2,850,000 shares and that each of North Tide Capital, LLC and Conan Laughlin have shared power to vote or direct the vote and shared power to dispose or direct the disposition of 3,200,000 shares. The filing provided that shares reported therein for North Tide Capital, LLC represent shares which are beneficially owned by North Tide Capital Master, LP, as reported therein, and shares which are owned by a managed account entity (the “Account”). North Tide Capital, LLC serves as investment manager to both North Tide Capital Master, LP and the Account. The filing provided that shares reported therein for Mr. Laughlin represent the above-referenced shares beneficially owned by North Tide Capital Master, LP and the Account. Mr. Laughlin serves as the Manager of North Tide Capital, LLC. Each of the reporting persons named above disclaims beneficial ownership of the shares reported in the filing except to the extent of its or his pecuniary interest therein.

(4)

This disclosure is based on a Schedule 13G filed with the SEC by BlackRock, Inc., a parent holding company, on January 28, 2014, reporting beneficial ownership as of December 31, 2013. This filing amends the most recent Schedule 13G filing made by BlackRock, Inc. with respect to the Company’s securities. BlackRock, Inc. reported it has sole voting power over 2,929,961 of the shares and sole dispositive power over all of the shares. The address for BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022.

(5)

This disclosure is based on a Schedule 13G filed with the SEC by Dimensional Fund Advisors LP on February 10, 2014, reporting beneficial ownership as of December 31, 2013. Dimensional Fund Advisors LP, an investment adviser registered under the Investment Company Act of 1940, reported that it has sole voting power over 2,034,455 of the shares and sole dispositive power over all of the shares. The principal business address for Dimensional Fund Advisors LP is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746. Dimensional Fund Advisors LP disclaims beneficial ownership of the shares reported in the filing.

(6)

This disclosure is based on a Schedule 13G filed with the SEC by The Vanguard Group, Inc. on February 10, 2014, reporting beneficial ownership as of December 31, 2013. This filing amends the most recent Schedule 13G filing made by the Vanguard Group, Inc. with respect to the Company’s securities. The Vanguard Group, Inc., an investment adviser registered under the Investment Company Act of 1940, reported that it has sole voting power over 47,774 of the shares, sole dispositive power over 1,868,974 of the shares, and shared dispositive power over 45,474 of the shares. The principal business address for The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The filing reports that Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 45,474 shares as a result of its serving as investment manager of collective trust accounts, and Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 2,300 shares as a result of its serving as investment manager of Australian investment offerings.

(7)

Included in the “Shares Beneficially Owned” column for each of our non-employee directors (with the exception of Mr. Zilkha) are 11,191 shares of nonvested stock, 100% of which will vest on July 1, 2014, provided the director remains a non-employee member of the Board through such date.

(8)

Includes (i) 18,089 shares of restricted stock over which Mr. LaBorde has voting but not investment power (which shares will vest in equal, one-half installments on November 1, 2014 and November 1, 2015, assuming Mr. LaBorde remains continuously employed by the Company through each such date), (ii) 8,316 shares of restricted stock over which Mr. LaBorde has voting but not investment power (100% of which shares will vest on April 1, 2015, assuming Mr. LaBorde remains continuously employed by the Company through such date), (iii) 21,670 shares of restricted stock over which Mr. LaBorde has voting but not investment power (which shares will vest in equal, one-half installments on April 1, 2015 and April 1, 2016, assuming Mr. LaBorde remains continuously employed by the Company through each such date) and (iv) 30,242 shares of restricted stock over which Mr. LaBorde has voting but not investment power (which shares will vest in equal, one-third installments on April 1, 2015, April 1, 2016 and April 1, 2017, assuming Mr. LaBorde remains continuously employed by the Company through each such date).

(9)

Includes (i) 1,459 shares of restricted stock over which Mr. Jeter has voting but not investment power (100% of which shares will vest on April 1, 2015, assuming Mr. Jeter remains continuously employed by the Company through such date), (ii) 3,802 shares of restricted stock over which Mr. Jeter has voting but not investment power (which shares will vest in equal, one-half installments on April 1, 2015 and April 1, 2016, assuming Mr. Jeter remains continuously employed by the Company through each such date) and (iii) 4,033 shares of restricted stock over which Mr. Jeter has voting but not investment power (which shares will vest in equal, one-third installments on April 1, 2015, April 1, 2016 and April 1, 2017, assuming Mr. Jeter remains continuously employed by the Company through each such date).

(10)

Includes (i) 1,663 shares of restricted stock over which Dr. Fleming has voting but not investment power (100% of which shares will vest on April 1, 2015, assuming Dr. Fleming remains continuously employed by the Company through such date), (ii) 4,334 shares of restricted stock over which Dr. Fleming has voting but not investment power (which shares will vest in equal, one-half installments on April 1, 2015 and April 1, 2016, assuming Dr. Fleming remains continuously employed by the Company through each such date) and (iii) 4,597 shares of restricted stock over which Dr. Fleming has voting but not investment power (which shares will vest in equal, one-third installments on April 1, 2015, April 1, 2016 and April 1, 2017, assuming Dr. Fleming remains continuously employed by the Company through each such date).

(11)

Includes (i) 1,517 shares of restricted stock over which Mr. Bucey has voting but not investment power (100% of which shares will vest on April 1, 2015, assuming Mr. Bucey remains continuously employed by the Company through such date), (ii) 3,954 shares of restricted stock over which Mr. Bucey has voting but not investment power (which shares will vest in equal, one-half installments on April 1, 2015 and April 1, 2016, assuming Mr. Bucey remains continuously employed by the Company through each such date) and (iii) 4,194 shares of restricted stock over which Mr. Bucey has voting but not investment power (which shares will vest in equal, one-third installments on April 1, 2015, April 1, 2016 and April 1, 2017, assuming Mr. Bucey remains continuously employed by the Company through each such date).

(12)

Includes shares that the named persons have, or will have within 60 days, the right to acquire pursuant to stock options, as follows: Ms. Hall, zero shares; Mr. Netterville, 13,334 shares; Mr. Pitts, 6,667 shares; Mr. Ricchiuti, 13,334 shares; Mr. Washburn, 13,334 shares; Mr. Zilkha, zero shares; Mr. LaBorde, 13,334 shares; Mr. Redman, zero shares; Dr. Fleming, zero shares; Mr. Jeter, zero shares; and Mr. Bucey, zero shares.

(13)

Mr. Borne’s information is current as of February 20, 2014, the date of termination of his employment, and includes 59,405 nonvested shares over which he had voting but not investment power, 100% of which vested on April 1, 2014.

PROPOSAL 3—ADVISORY (NON-BINDING) VOTE ON THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY” VOTE)

General Information

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation paid to our “Named Executive Officers” as disclosed in this Proxy Statement in accordance with the Securities and Exchange Commission’s rules.

Summary

We are asking our stockholders to provide advisory approval of the compensation paid to our “Named Executive Officers,” as described in the “Compensation Discussion and Analysis” (“CD&A”) section of this Proxy Statement (beginning on page 30) and the compensation tables and narrative disclosures following the CD&A.

This advisory vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and our compensation philosophy, policies and practices, as described in this Proxy Statement.

2013 Executive Compensation Program Highlights

•	Base Salary—None of our Named Executive Officers received a salary increase in 2013; our Chief Executive Officer’s salary remained at the level first established effective April 1, 2008.

•

Target Incentive Opportunities—The “target” annual bonus opportunity and the grant date value at “target” of the long-term incentive award for each Named Executive Officer is expressed as a percentage of base salary. For 2013, the percentages were the same percentages used in our 2012 executive compensation program.

•

Long Term Incentive Plan Design—For 2013, 50% of the award is in the form of restricted stock subject solely to service-based vesting conditions, and 50% of the award is in the form of performance-based restricted stock units subject to service and market-based vesting conditions linked to our three-year (i.e., measured at the end of our 2015 fiscal year) total shareholder return (“TSR”) in excess of a specified hurdle rate. Participants are permitted to earn smaller percentages of the “target” award over extended four- and five-year performance periods if the threshold TSR is not achieved at the end of the initial three-year performance period.

Pay-for-Performance—2013

Each year, a portion of our Named Executive Officers’ compensation is dependent upon achieving certain performance measures established by the Compensation Committee. The Compensation Committee selects performance measures that it believes are the best measures of our success and are aligned with drivers of long-term stockholder value.

As discussed further in the CD&A, and in alignment with our pay-for-performance philosophy:

•

Payouts under our 2013 annual (cash bonus) incentive plan depended on the Company achieving a minimum 2013 earnings per share target set by the Compensation Committee in the first quarter of 2013. We did not achieve the minimum performance required under our annual (cash bonus) incentive plan and, therefore, did not pay any cash bonuses to our Named Executive Officers for the 2013 incentive plan performance period; and

•	We did not achieve the threshold 2013 adjusted “earnings before interest, taxes, depreciation and amortization” (2013 EBITDA) performance target under our 2012 long-term (equity-based) incentive plan and, therefore, in March 2014, our Named Executive Officers forfeited unvested restricted stock units (representing twenty-five percent of the “target” grant date value of the 2012 long-term incentive plan award) payable in shares of restricted stock upon vesting.

The Compensation Committee will continue to focus on pay-for-performance when making executive compensation determinations in 2014 and beyond.

Consideration of the 2013 Advisory Vote on Executive Compensation and 2013 Annual Meeting Voting Results, Generally

As discussed further in the CD&A, at our 2013 Annual Meeting of stockholders, 98% of the shares entitled to vote on the matter voted to approve, in an advisory vote, the compensation paid to our Named Executive Officers, as described in our 2013 Proxy Statement.

The Compensation Committee values the feedback of our stockholders and takes into account the outcome of Say-on-Pay votes when considering future executive compensation arrangements and potential changes to our executive compensation program.

Highlights of our Executive Compensation Program

We believe that our executive compensation program:

•	Aligns executive compensation to business objectives and overall Company performance;

•	Attracts, retains, and motivates highly-qualified executives by offering market-competitive total compensation packages;

•	Balances the focus on short- vs. longer-term performance objectives through an appropriate mix of short-term cash incentive awards and equity incentive awards that vest over a number of years;

•

Has features designed to further align executive compensation with stockholder interests and mitigate risks, including: (i) cash bonus and equity award “claw-back” and forfeiture provisions for violating certain employment agreement covenants, (ii) a prohibition on “short sales” of and “hedging” Company securities (applicable to all employees), (iii) no minimum guaranteed cash bonus payments, equity grants or base salary increases and (iv) limited perquisites; and

•

Has certain features that are widely considered “best practices,” including employment agreement change-in-control provisions that only provide cash severance upon a change-in-control termination (i.e., a “double trigger”) and do not provide for the payment of any excise tax gross-up amounts.

Consistent with these goals, and as further discussed in the CD&A, we believe the Compensation Committee of our Board of Directors has designed an executive compensation program that: (i) rewards pay for performance, (ii) is competitive and reasonable as compared to compensation programs adopted by the Company’s peer group and based on a review of broader public company and industry survey data and (iii) is cost-effective with limited perquisites and other personal benefits.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE SAY-ON-PAY PROPOSAL, AS STATED BY THE FOLLOWING RESOLUTION:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2014 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2014 Summary Compensation Table, and the other related tables and disclosures.”

The say-on-pay vote is advisory, and therefore not binding on the Company, our Board of Directors or our Compensation Committee. Our Board of Directors and the Compensation Committee value the opinions of our stockholders and will take into account the outcome of this vote in considering future compensation arrangements.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the shares represented at the Meeting and entitled to vote.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) outlines our executive compensation philosophy, objectives and processes. It explains the decision making process used by the Compensation Committee of our Board of Directors (the “Committee”), the reasoning behind our executive compensation program, and, more specifically, the actions the Committee took related to the compensation of our “Named Executive Officers,” which under the SEC’s executive compensation disclosure rules consist of the persons serving as our principal executive officer and our principal financial officer as of the end of our last fiscal year and our next three highest-paid executive officers as of the end of our last fiscal year.

The following table identifies our Named Executive Officers and their positions in 2013:

William F. Borne—Chief Executive Officer

Ronald A. LaBorde—President and Chief Financial Officer

    (As of February 20, 2014, President and Interim Chief Executive Officer)

Michael O. Fleming, M.D.—Chief Medical Officer

Jeffrey D. Jeter—Chief Compliance Officer

David R. Bucey—General Counsel and Secretary

Mr. Borne departed our Company in February 2014.

Executive Summary

Overview of our Executive Compensation Program

Our executive compensation program currently consists of:

•	Base salary;

•	Annual performance-based incentives (cash bonuses);

•

Long-term incentive equity awards in the form of restricted stock units and/or restricted stock grants (portions of which are subject to performance-based vesting conditions, and all of which are subject to service-based vesting conditions); and

•	Retirement, health and welfare benefits.

Generally during the first fiscal quarter of each year, the Compensation Committee (i) determines whether there are going to be any base salary adjustments for or grants of long-term incentive equity awards to our executive officers effective as of April 1 of the current fiscal year, (ii) establishes the performance measures under our current year cash bonus and long-term (equity-based) incentive compensation plans and (iii) determines whether the performance conditions for recently-completed performance periods have been satisfied.

The Compensation Committee believes our Company’s compensation strategy should align the interests of our executives and our stockholders. As a result, we continue to rely on long-term equity awards to retain an outstanding executive team and to ensure a strong connection between executive compensation and financial performance. We also link the award of performance-based cash incentives and equity awards to the achievement of annual financial and/or operational goals, as described under the heading “2013 Pay for Performance Highlights and Key 2013 Compensation Developments,” below.

2013 Pay-for-Performance Highlights and Key 2013 Compensation Developments

2013 Pay-for-Performance Highlights

As highlighted below and described in greater detail under the headings “Annual Performance-Based Incentive Compensation (Cash Bonuses)” and “Long-Term Incentives,” in 2013, the Committee selected the following performance measures to assess the performance of our Named Executive Officers:

•	For annual incentive awards (paid in the form of cash bonuses): metrics tied to fiscal year 2013 earnings per share (“EPS”).

•

For long-term incentive awards (paid in the form of restricted stock subject to service-based vesting conditions and restricted stock units with service and performance-based vesting conditions: metrics tied to our three-year (i.e., measured at the end of our 2015 fiscal year) total shareholder return (“TSR”) in excess of a specified hurdle rate (further described under the heading “2013 Equity-Based Incentive Compensation,” below). Participants are permitted to earn smaller percentages of the “target” award over extended four- and five-year performance periods if the threshold TSR is not achieved at the end of the initial three-year performance period.

We believe our executive compensation program creates a close alignment between our performance and executive pay because a significant portion of each Named Executive Officer’s compensation is comprised of variable incentives. As explained further below, the fact that we did not achieve our performance goals for 2013 was directly reflected in our executive compensation program, as follows:

•

We did not achieve the minimum fiscal year 2013 EPS performance metric under our 2013 annual (cash bonus) incentive plan and, therefore, did not pay any cash bonuses to our Named Executive Officers for the fiscal year 2013 performance period.

•

We did not achieve the threshold 2013 EBITDA performance target under our 2012 long-term (equity-based) incentive plan and, therefore, in March 2014, our Named Executive Officers forfeited unvested restricted stock units payable in shares of restricted stock (subject to additional service-based vesting conditions) upon vesting. These restricted stock units represented twenty-five percent of the “target” grant date value of the 2012 long-term incentive plan award.

The Committee will continue to focus on pay-for-performance when making executive compensation determinations in 2014 and beyond.

Key 2013 Compensation Developments

•	None of our Named Executive Officers received a salary increase.

•

Effective as of the next regular payroll period following a meeting of the Committee held on March 6, 2013, in recognition of his individual contributions to our Company during fiscal year 2012 and the fact that our failure to meet minimum performance conditions under our 2012 annual (cash bonus) incentive plan was due to factors largely outside of our management team’s control, the Committee approved a one-time discretionary bonus to Mr. Borne equal to 11% of his 2012 base salary and, for the same reasons outlined above, delegated authority to Mr. Borne to approve a one-time discretionary bonus to each of our other Named Executive Officers in an amount not to exceed to exceed 11% percent of their respective 2012 base salaries (additional information on this topic appears under the heading “2012 Discretionary Bonuses Paid in 2013”).

•

Our stockholders re-approved (for Internal Revenue Code Section 162(m) purposes) the material terms of the performance goals under our 2008 Omnibus Incentive Compensation Plan, which governs the issuance of long-term (equity-based) incentive awards to our Named Executive Officers.

Consideration of the 2013 Advisory Vote on Executive Compensation and 2013 Annual Meeting Voting Results, Generally

At our 2013 Annual Meeting of stockholders, 98% of the shares entitled to vote on the matter voted to approve, in an advisory vote, the compensation paid to our Named Executive Officers, as described in our 2013 Proxy Statement (the “2013 Say-on-Pay Proposal”). We believe these results demonstrate strong stockholder support for our overall executive compensation objectives.

The Compensation Committee values the feedback of our stockholders and takes into account the outcome of Say-on-Pay votes when considering future executive compensation arrangements and potential changes to our executive compensation program.

Governance Standards Applicable to our Executive Compensation Program

Our Board and the Committee maintain governance standards applicable to our executive compensation program, including the following key practices:

•	A Compensation Committee comprised solely of independent directors;

•	An independent compensation consultant that reports to and is directed by the Committee, and that provides no other services to the Company;

•

An Insider Trading Policy that prohibits our executive officers (and independent Board members) from pledging Company securities as collateral for loans or keeping any Company securities in a margin account and that bars ownership of financial instruments or participation in investment strategies that hedge the economic risk of owning Company stock;

•	Change in control payments that are contingent upon a qualifying transaction and a qualifying termination of employment (commonly referred to as a “double trigger”); and

•	No tax gross-ups of any kind including for any excise taxes in conjunction with payments that are contingent upon a change in control.

Compensation Philosophy and Objectives

Our compensation philosophy, which extends to all employees including our Named Executive Officers, is designed to align employee and stockholder interests. Our objective is to pay fairly based upon the employee’s position, experience and performance. Employees may be rewarded through additional compensation, for example, in the form of a cash bonus or an equity grant, when we meet or exceed targeted business objectives. Certain employees are also eligible to receive incentive compensation based on both individual and/or Company performance.

The objectives of our compensation philosophy are described below:

•

Stockholder-aligned. Management-level employees generally have some portion of their incentive compensation aligned with our Company’s overall financial performance through cash bonus programs or equity grants, the value of which is directly tied to change in share value.

•

Performance-based. Management-level employees generally have some portion of their incentive compensation linked to a combination of Company, operating unit, and/or individual performance. The application of performance measures as well as the form of the award may vary depending on the employee’s position and responsibilities.

•	Market-driven. We structure our compensation programs to be competitive in the total compensation that they offer.

•	Focused on the individual. We design our incentive compensation programs to attract, motivate and retain key management, including our Named Executive Officers.

Compensation Administration

Role of the Compensation Committee

Pursuant to the terms of its charter, the Committee is responsible for the review and approval of all aspects of our executive compensation program and makes all decisions regarding the compensation of our executive officers. Per its charter, the Committee’s primary responsibilities with respect to executive compensation are as follows:

•	Review and approval of corporate long-term and short-term incentive goals and objectives relevant to executive compensation;

•	Evaluation of the performance of our Chief Executive Officer and review of our Chief Executive Officer’s evaluation of the performance of our other executive officers;

•	Evaluation of the competitiveness of the total compensation package for our executive officers;

•	Evaluation and approval of executive officer employment, severance and change-in-control agreements, including any amendments thereto, and any title change for any executive officer; and

•

Approval of any changes to the total compensation package for our executive officers, including but not limited to changes to benefits, base salary, annual cash incentive and long-term equity incentive award opportunities and retention programs.

Additional information regarding the Committee’s responsibilities is set forth in its charter, a copy of which appears on the “Investors” subpage of our website (www.amedisys.com) under the link “Corporate Governance.”

Role of the Chief Executive Officer

In the course of deliberating 2013 compensation decisions for our Named Executive Officers, the Committee took into account the recommendations of Mr. Borne regarding the compensation of our other executive officers. Further, the Committee relied on Mr. Borne’s performance evaluations of our executive officers when deliberating their performance-based compensation. Mr. Borne’s recommendations were based upon his assessment of each executive officer’s individual performance, the performance of their respective business units or functions, retention considerations and market factors. The Committee reviewed these recommendations before making its decision. While the Committee requested Mr. Borne to be present at certain Committee meetings when executive compensation was discussed, Mr. Borne did not play any role in the Committee’s deliberation of matters impacting his own compensation, and only Committee members are permitted to vote on matters related to executive officer compensation.

Role of the Independent Compensation Consultant

The Compensation Committee’s charter grants the Committee the authority to retain experts in the field of executive compensation to assist the Committee in fulfilling its duties. In 2013, the Compensation Committee engaged Pearl Meyer & Partners (the “Consultant”) as its compensation consultant. In 2013, the Consultant provided the following consulting services to the Committee:

•	Executive compensation review and related advice for the current fiscal year.

•	The Consultant assisted the Committee in determining the performance metrics under our 2013 annual (cash bonus) and long-term (equity-based) incentive compensation plans.

•

The Committee does not ask the Consultant to perform a full compensation benchmarking every year. Based on the review of published public company and industry survey data, the Consultant provided information regarding the competitiveness and reasonableness of the 2013 Named Executive Officer short-term (cash bonus) and long-term (equity-based) incentive opportunities at “target.”

•

An evaluation of the Company’s pay-for-performance relationship and how that relationship compares to public companies in the healthcare services and facilities sectors and similarly-sized public companies across multiple industries.

•	Compensation review and related advice for the current fiscal year for selected members of our non-executive officer senior management.

•	Non-employee director compensation review and related advice. Assistance with the preparation of the compensation-related portions of our 2013 Proxy Statement.

•	Updates regarding compensation-related issues, trends and regulatory changes.

Compensation Consultant Independence

Because the Consultant does not provide any non-compensation related services to our Company, we believe that the Consultant is independent of management and provides the Compensation Committee with objective advice. As part of its engagement, the Consultant participated in meetings with both the Compensation Committee and senior management to learn more about our business strategy and executive compensation objectives. The Committee retains the Consultant directly, although in carrying out assignments, the Consultant also interacts in certain capacities with our management-level employees. All such assignments are approved by the Chairman of the Committee, David R. Pitts. For additional information, please refer to the discussion on page 18 under the heading “Compensation Consultant Independence and Conflicts of Interest Assessment.”

Review of Peer Group, Industry and Survey Data

2013 Incentive Plan Design

The Committee reviews each executive officer’s compensation on an annual basis, generally in the first quarter of each fiscal year, to ensure that it is consistent with our compensation philosophy. For fiscal year 2013 executive officer short- and long-term “target” incentive compensation determinations, the Consultant provided information to the Committee regarding the executive compensation practices of (i) similarly-sized public companies across multiple industries and (ii) companies in the healthcare services and facilities sectors in order to both provide context for the Committee’s decisions and to help ensure that the various components of our 2013 executive officer compensation program were within a reasonably competitive range. The information was based on the Consultant’s review of published survey data.

Evaluating the Overall Competitiveness and Reasonableness of our 2013 Incentive Compensation Program

Based on its review of the information described above, the Committee determined that the components of our 2013 Named Executive Officer compensation program were reasonable. Given the Company’s current business environment, the Committee determined that it would not recommend salary raises, changes to the “target” bonus opportunity (expressed as a percentage of base salary) and grant date value at “target” of the long-term incentive award (expressed as a percentage of base salary) for any of our Named Executive Officers in 2013.

While the Committee generally considers available peer group, industry and survey data to be helpful in understanding how our compensation levels compare to other companies, peer group, industry and survey data are only one factor that the Committee may consider in making its decisions regarding executive compensation. For example, the Committee also considers the alignment of our then-current compensation practices with our compensation philosophy, program structure, retention goals and other factors (such as the integration of large acquisitions) before making compensation decisions.

Components of Compensation

We compensate our executive officers, including our Named Executive Officers, through the following components:

•	Base salary;

•	Annual performance-based incentive compensation (cash bonus awards);

•	Long-term incentives (equity-based awards); and

•	Retirement, health and welfare benefits and, if deemed appropriate, perquisites.

In determining how each executive officer’s total compensation package is allocated among these components, the Committee emphasizes the components that reward the accomplishment of business objectives and create stockholder value. Concurrently, the Committee believes it is appropriate to provide our executive officers with a reasonable level of guaranteed compensation through base salary and benefits, together with significant opportunity for additional compensation through annual and long-term incentives. Generally, if targeted performance levels are not achieved, our executive officers’ total compensation is likely to be at or below the median of comparable positions at our peer group companies. Alternatively, if the targeted performance levels are exceeded, our executive officers’ total compensation is likely to be above the median of comparable positions at our peer group companies.

Mix of Pay

Our executive officers have a higher percentage of variable compensation relative to our other employees. The Committee believes this is appropriate because of the direct influence that these officers have on our financial performance. Generally, the majority of the total targeted annual compensation for our executive officers, including our Named Executive Officers, is “at risk,” i.e., variable based on Company performance, to assure alignment with stockholder interests.

Base Salaries

We target our executive officers’ base salaries to be competitive when compared to the salary levels of persons holding similar positions at peer group companies. The Committee also considers each executive officer’s respective responsibilities, experience, expertise and individual performance when setting base salaries.

2013 Base Salary Determinations

For fiscal year 2013, our Named Executive Officers’ respective base salaries were as follows: Mr. Borne— $750,000, Mr. LaBorde—$475,000, Dr. Fleming—$285,000, Mr. Jeter—$250,000 and Mr. Bucey—$260,000.

As noted above, base salary determinations are generally made during the first quarter of each fiscal year. For fiscal year 2013, no base salary adjustments were considered for any of our Named Executive Officers based on their position relative to market (near the market median) and the challenging market conditions expected for 2013, including the third consecutive year of decreased Medicare reimbursement rates and the anticipated cost of complying with regulatory changes affecting our industry. Mr. Borne’s base salary remained fixed at the level first established effective April 1, 2008, Mr. LaBorde’s base salary remained fixed at the level established when he joined the Company as an employee on November 1, 2011, Dr. Fleming’s base salary remained fixed at the level first established effective January 1, 2011, Mr. Jeter’s base salary remained fixed at the level first established effective April 4, 2010 and Mr. Bucey’s base salary remained fixed at the level first established effective January 1, 2012.

Annual Performance-Based Incentive Compensation (Cash Bonuses)

As part of our executive compensation program, the Committee establishes annual incentive compensation performance measures for our executive officers, which performance measures are premised on our Company’s achievement of pre-determined financial or operational goals. The Committee reserves the ability to reduce (but not increase) the amounts earned as a result of a subjective annual review of the individual performance of each executive officer.

2013 Annual Incentive Compensation (Cash Bonus) Opportunities

The “target” bonus opportunity for each executive officer is expressed as a percentage of base salary. For our Named Executive Officers: Mr. Borne—100% of base salary; Mr. LaBorde—75% of base salary; and Dr. Fleming and Messrs. Jeter and Bucey—50% of their respective base salaries. These percentages were the same percentages used in our 2012 annual incentive compensation program.

For 2013, assuming the threshold performance conditions for the award opportunity were met, each of the executive officers listed above could earn between 50% and 150% of his target opportunity based on the achievement of a pre-defined corporate performance measure. The Committee, in its discretion, reserved the ability to reduce (but not increase) the amounts earned as a result of a subjective review of the performance of each executive officer. Threshold, target and maximum incentive opportunities were set based on our Company’s historical practices and the Committee’s desire to provide a meaningful award for achieving outstanding performance. In the course of setting the threshold, target and maximum incentive opportunities, the Consultant assisted the Committee in valuing the potential awards at target level, so that when aggregated with 2013 base salary levels and 2013 long-term incentive (equity-based) compensation opportunities at the target level, total compensation would be near the median for similarly-sized public companies in the healthcare sector. For Messrs. LaBorde, Jeter and Bucey and Dr. Fleming, the Committee also considered the recommendations of Mr. Borne.

For 2013, the annual incentive compensation opportunity was based on the overall corporate performance measure of earnings per share (“EPS”), as follows:

	Threshold	Target	Maximum
2013 EPS Performance Levels	$0.70	$0.80	$1.05
Incentive Earned as % of Target	50%	100%	150%

In establishing the performance levels, the Committee took into consideration challenges facing the home health and hospice industries (including the projected effect on our 2013 financial results of final rulemaking released by the Centers for Medicare and Medicaid Services in the first quarter of 2013 implementing Federal budget “sequestration” spending reductions, as well as the anticipated cost of complying with regulatory changes affecting our industry), organic growth, and anticipated general business opportunities and challenges. At the time the target EPS level was set, the Committee considered the target level of performance reasonable and achievable, but not without management’s significant effort. The Committee felt it was appropriate to set EPS as the sole performance measure because it believes that EPS growth encourages our executive officers to focus on improving earnings and profitable growth. It also believes that this measure is aligned with our overall objective of creating long-term value for our stockholders.

Our 2013 financial results did not meet our expectations. Actual unadjusted 2013 EPS performance was below the 2013 threshold EPS level of $0.70. Therefore, in alignment with our pay-for-performance philosophy, none of our Named Executive Officers received a cash bonus for fiscal year 2013 under our 2013 annual (cash bonus) incentive plan.

Long-Term Incentives

Long-term incentives, in the form of equity-based compensation, are used to balance the short-term focus of our annual cash incentive compensation program with performance incentives over multi-year periods. The Committee believes that providing long-term incentive opportunities supports our compensation philosophy by aligning the interests of our Named Executive Officers, and other long-term incentive compensation plan participants, with those of our stockholders.

Currently, all equity-based compensation is granted in accordance with the terms of our 2008 Omnibus Incentive Compensation Plan, which is a comprehensive incentive compensation plan that provides for various equity-based awards and also provides for limited cash awards.

We believe that grants of equity-based compensation:

•	Motivate participants to focus on the creation of stockholder value in both the short- and long-term;

•	Reinforce the link between the creation of stockholder value and compensation;

•	Enable us to provide competitive levels of total compensation; and

•	Aid in the retention of Named Executive Officers and other long-term incentive plan participants.

2013 Equity-Based Incentive Compensation

On March 27, 2013, effective April 1, 2013, the Committee approved an award of restricted stock and performance-based restricted stock units to each of our Named Executive Officers, as follows:

•	Fifty percent of the award (the “Time-Vesting Only Shares”) is in the form of restricted stock subject solely to service-based vesting conditions.

•

Fifty percent of the award is in the form of performance-based restricted stock units (“PRSUs”) subject solely to vesting conditions linked to the Company’s three-year (i.e., measured at the end of our 2015 fiscal year) total shareholder return (“TSR”) in excess of a specified hurdle rate. Upon satisfaction of the vesting conditions, the PRSUs are payable in shares of fully-vested common stock. Participants are permitted to earn smaller percentages of the “target” award over extended four- and five-year performance periods if the threshold TSR is not achieved at the end of the initial three-year performance period.

PRSUs are a promise to deliver shares of our common stock at a later date provided that certain vesting requirements are met prior to the delivery date. TSR is calculated based on the change, expressed as a percentage, in the fair market value of an initial investment in common stock, over a specified period. The Committee felt it was appropriate to choose TSR as the sole performance measure because it (i) aligns the interests of management with the interests of our stockholders, and (ii) provides a useful means of comparing Company performance relative to the performance of other public companies.

The Committee established the “target,” “threshold” and “maximum” TSR performance metrics for the PRSUs contemporaneously with its approval of the 2013 short-term incentive plan for our Named Executive Officers.

The grant date value of the Time-Vesting Only Shares, the grant date value of the PRSUs (assuming target performance), as well as the “total” target grant date value of the April 1, 2013 equity award, are as shown in the table below. The “total” target grant date value for each Named Executive Officer is expressed as a percentage of base salary, as follows: Mr. Borne—250% of base salary; Mr. LaBorde—150% of base salary; and Dr. Fleming and Messrs. Jeter and Bucey—50% of base salary. These percentages were the same percentages used in our 2012 equity-based incentive compensation program.

	Grant Date Value (Time-Vesting Only Shares) ($)	Grant Date Value at Target (PRSUs) ($)	Total Target Grant Date Value ($)
William F. Borne	$937,500	$937,500	$1,875,000
Ronald A. LaBorde	$356,250	$356,250	$712,500
Michael O. Fleming	$71,250	$71,250	$142,500
Jeffrey D. Jeter	$62,500	$62,500	$125,000
David R. Bucey	$65,000	$65,000	$130,000

The “total” target grant date value was set based on the Committee’s desire to provide a meaningful reward for achieving target performance. In the course of setting the threshold, target and maximum incentive opportunities, the Consultant assisted the Committee in valuing the potential awards at target level, so that when aggregated with 2013 base salary levels and 2013 long-term incentive (equity-based) compensation opportunities at the target level, total compensation would be near the median for similarly-sized public companies in the healthcare sector. For Messrs. LaBorde, Jeter and Bucey and Dr. Fleming, the Committee also considered the recommendations of Mr. Borne.

The Committee believes that a fifty/fifty split between restricted stock subject solely to time-based vesting requirements and PRSUs subject to both service and performance-based vesting requirements, respectively, strikes an appropriate balance between executive retention goals and pay-for-performance.

Time-Vesting Only Shares

The Time-Vesting Only Shares vest ratably in one-third installments on April 1, 2014, April 1, 2015 and April 1, 2016, provided that the recipient has been continuously employed by the Company as of each vesting date. The number of Time-Vesting Only Shares granted was calculated by dividing the grant date value of this portion of the award (as shown in the table above) by the closing price per share of the Company’s common stock on April 1, 2013 ($10.96) and resulted in a grant effective April 1, 2013 of 85,539 Time-Vesting Only Shares to Mr. Borne, 32,505 Time-Vesting Only Shares to Mr. LaBorde, 6,501 Time-Vesting Only Shares to Dr. Fleming, 5,703 Time-Vesting Only Shares to Mr. Jeter and 5,931 Time-Vesting Only Shares to Mr. Bucey.

Performance-Based Restricted Stock Units (PRSUs)

The PRSUs are payable in shares of fully-vested common stock only upon satisfaction of the performance conditions described below. As referenced below, the “target” number of PRSUs is calculated by dividing the grant date value of this portion of the award (as shown in the table above) by the closing price per share of the Company’s common stock on April 1, 2013 ($10.96), as follows: Mr. Borne—85,539 PRSUs, Mr. LaBorde—32,505 PRSUs, Dr. Fleming—6,501 PRSUs, Mr. Jeter—5,703 PRSUs and Mr. Bucey—5,931 PRSUs.

Awardees are permitted to earn smaller percentages of the “target” award over extended four- and five-year performance periods if the “threshold” TSR is not achieved at the end of the initial three-year (2013-2015) performance period. The Committee believes that the ability to earn a smaller award in years four or five is appropriate to reward long-term performance that may not be realized within a three year period.

•

Initial Three-Year Performance Period—At the end of the initial three-year performance period (2013-2015), shares of fully-vested common stock will be paid out to our Named Executive Officers on April 1, 2016 if (i) they remain employed by the company through this date and (ii) our average closing stock price during the month of December 2015 meets or exceeds the “Threshold” stock price in the table, below. If the “Threshold” 2015 TSR Performance Level is met, the number of shares of fully-vested common stock issued to the award recipient will equal 50% to 160% of the “target” number of PRSUs, based on the actual 2015 TSR Performance Level achieved. If our average closing stock price during the month of December 2015 falls in-between $14.39 and $18.01, the number of shares of fully-vested common stock issued shall be determined by interpolation (i.e., between 50% and 160%).

2015 TSR Performance Levels (Average December 2015 Closing Stock Price =)	Number of Shares of Fully-Vested Common Stock Issued
Less than 14.39	0
$14.39 (Threshold)	= 50% of “Target” PRSUs (Column A, below)
$15.40 (Target)	= 100% of “Target” PRSUs (Column B, below)
$18.01 or greater (Maximum)	= 160% of “Target” PRSUs (Column C, below)

	50% of “Target” PRSUs (A)	100% of “Target” PRSUs (B)	160% of “Target” PRSUs (C)
William F. Borne	42,770	85,539	136,862
Ronald A. LaBorde	16,253	32,505	52,008
Michael O. Fleming	3,251	6,501	10,402
Jeffrey D. Jeter	2,852	5,703	9,125
David R. Bucey	2,966	5,931	9,490

If our average closing stock price during the month of December 2015 is less than $14.39, and, accordingly, no shares of fully-vested common stock are issuable on April 1, 2016, an additional TSR measurement period (the “Extended Four-Year Performance Period”) is triggered:

•

Extended Four-Year Performance Period—At the end of the Extended Four-Year Performance Period (2013-2016), shares of fully-vested common stock will be paid out to our Named Executive Officers on April 1, 2017 if (i) they remain employed by the company through this date and (ii) our average closing stock price during the month of December 2016 meets or exceeds the “Threshold” stock price in the table, below. If the “Threshold” 2016 TSR Performance Level is met, the number of shares of fully-vested common stock issued to the award recipient will equal 33% to 107% of the “target” number of PRSUs, based on the actual 2016 TSR Performance Level achieved. If our average closing stock price during the month of December 2016 falls in-between $15.76 and $21.25, the number of shares of fully-vested common stock issued shall be determined by interpolation (i.e., between 33% and 107%).

2016 TSR Performance Levels (Average December 2016 Closing Stock Price =)	Number of Shares of Fully-Vested Common Stock Issued
Less than $15.76	0
$15.76 (Threshold)	= 33% of “Target” PRSUs (Column D, below)
$17.25 (Target)	= 67% of “Target” PRSUs (Column E, below)
$21.25 or greater (Maximum)	= 107% of “Target” PRSUs (Column F, below)

	33% of “Target” PRSUs (D)	67% of “Target” PRSUs (E)	107% of “Target” PRSUs (F)
William F. Borne	28,228	57,311	91,527
Ronald A. LaBorde	10,727	21,778	34,780
Michael O. Fleming	2,145	4,356	6,956
Jeffrey D. Jeter	1,882	3,821	6,102
David R. Bucey	1,957	3,974	6,346

If our average closing stock price during the month of December 2016 is less than $15.76, and no shares of fully-vested common stock are issuable on April 1, 2017, an additional TSR measurement period (the “Extended Five-Year Performance Period” is triggered:

•

Extended Five-Year Performance Period—At the end of the Extended Five-Year Performance Period (2013-2017), shares of fully-vested common stock will be paid out to our Named Executive Officers on April 1, 2018 if (i) they remain employed by the company through this date and (ii) our average closing stock price during the month of December 2017 meets or exceeds the “Threshold” stock price in the table, below. If the “Threshold” 2017 TS7 Performance Level is met, the number of shares of fully-vested common stock issued to the award recipient will equal 17% to 53% of the “target” number of PRSUs, based on the actual 2017 TSR Performance Level achieved. If our average closing stock price during the month of December 2017 falls in-between $17.25 and $25.07, the number of shares of fully-vested common stock issued shall be determined by interpolation (i.e., between 17% and 53%).

2017 TSR Performance Levels (Average December 2017 Closing Stock Price =)	Number of Shares of Fully-Vested Common Stock Issued
Less than $17.25	0
$17.25 (Threshold)	= 17% of “Target” PRSUs (Column G, below)
$19.32 (Target)	= 33% of “Target” PRSUs (Column H, below)
$25.07 or greater (Maximum)	= 53% of “Target” PRSUs (Column I, below)

	17% of “Target” PRSUs (G)	33% of “Target” PRSUs (H)	53% of “Target” PRSUs (I)
William F. Borne	14,542	28,228	45,336
Ronald A. LaBorde	5,526	10,727	17,228
Michael O. Fleming	1,105	2,145	3,446
Jeffrey D. Jeter	970	1,882	3,023
David R. Bucey	1,008	1,957	3,143

Calculation of TSR Performance Levels

The “Threshold,” “Target” and “Maximum” stock prices referenced above were determined by calculating 9.5%, 12% and 18% compound TSR over three-, four- and five- year performance periods. The base stock price in each calculation was the April 1, 2013 grant date stock price ($10.96), which was not known on the date that the award was approved. These percentages were chosen based on a review of the Company’s cost of capital and historical stock price appreciation for the Company, public companies in the healthcare services and facilities sectors and similarly-sized public companies across multiple industries.

2012 Equity-Based Incentive Compensation—Payout based on 2013 EBITDA

Twenty-five percent of the award under our 2012 long-term (equity-based) incentive compensation plan is in the form of restricted stock units subject to performance-based vesting conditions linked to the Company’s 2013 “earnings before interest, taxes, depreciation and amortization” (“EBITDA”), subject to certain adjustments. In accordance with plan design, the Committee established the “target,” “threshold” and “maximum” 2013 EBITDA levels in the first quarter of 2013, as follows: Threshold—$80.8 Million, Target—$86.0 Million and Maximum—$98.6 Million. For additional information, please refer to the “Compensation Discussion and Analysis” section of our 2012 Proxy Statement under the heading “2012 Equity-Based Incentive Compensation.”

Our “Actual 2013 EBITDA” (as defined in the “Compensation Discussion and Analysis” Section of our 2012 Proxy Statement) was calculable as of March 12, 2014, the date that we filed our Annual Report on Form 10-K for the year ended December 31, 2013. As noted above, our 2013 financial results did not meet our expectations; our “Actual 2013 EBITDA” was below the threshold of $80.8 Million. Therefore, in alignment with our pay-for-performance philosophy, all of the RSUs with performance-based vesting conditions linked to our 2013 EBITDA were forfeited (and no shares of restricted common stock issued in payment thereunder, upon satisfaction of additional service-based vesting conditions) because the threshold performance-based vesting conditions were not met.

2012 Discretionary Bonuses Paid in 2013

On March 6, 2013, in recognition of his individual contributions to our Company during fiscal year 2012 and the fact that our failure to meet minimum performance conditions under our 2012 annual (cash bonus) incentive plan was due to factors largely outside of our management team’s control, the Committee approved a one-time discretionary bonus to Mr. Borne in the amount of $82,500 (equal to 11% of his 2012 base salary). The amount of the bonus was based on the Committee’s evaluation of the Company’s performance. The Committee recognized that threshold performance was not achieved, but that the management team’s efforts delivered performance that was reasonable given market conditions. The Committee delegated authority to Mr. Borne to approve a cash bonus payment to each of our other Named Executive Officers, for the same reasons as outlined above, in an amount not to exceed 11% of their respective 2012 base salaries (the percent of salary paid to Mr. Borne). In each case, such bonus payments, less applicable taxes, withholdings and deductions, were payable in connection with the Company’s next regularly-scheduled payroll period in accordance with the Company’s normal payroll practices. As approved by Mr. Borne, the bonus payments were as follows: Mr. LaBorde—$39,187, Dr. Fleming—$23,512, Mr. Jeter—$20,645 and Mr. Bucey—$17,300.

Benefits

Our executive officers also participate in the retirement, health and welfare benefit programs generally available to our other employees, including paid vacation and paid Company holidays. In a few limited circumstances, the Company provides other benefits to our executive officers, as detailed in the tables following this CD&A.

We previously maintained a corporate aircraft, which was sold in the fourth quarter of 2013. Company employees were generally not permitted to use the corporate aircraft for non-business activities. However, to the extent that the aircraft was being used for a business-related trip and there were open seats on the aircraft, we did permit the spouses of our executive officers to travel on the aircraft. In 2013, there was no non-business use of the aircraft by our executive officers or use of the aircraft by the spouses of our executive officers.

All of our executive officers were eligible to participate in our Executive Deferred Compensation Plan in 2013. The purpose of the plan is to provide each participant with an opportunity to defer receipt of a portion of his or her salary, bonus and other specified types of cash compensation in accordance with his or her individual personal tax planning goals. Only certain highly-compensated upper-management level employees, including our Named Executive Officers, are eligible to participate in the plan (approximately 100 employees, based on job title). At the discretion of the Committee, we may make contributions to the plan on behalf of executive officer participants. No such discretionary contributions were made in 2013.

Certain of our executive officers participate in our Employee Stock Purchase Plan (“ESPP”). Under the terms of the ESPP, eligible employees may elect to contribute on an after-tax basis between 1% and 15% of their annual pay through regular payroll deductions to purchase our common stock; provided, however, that an employee may not contribute more than $25,000 to the plan on an annual basis pursuant to Internal Revenue Service restrictions. Shares are purchased at a 15% discount of the market value of our common stock at the close of business on the last day of each fiscal quarter.

Stock Ownership

Included in the Corporate Governance Guidelines adopted by our Board of Directors are stock ownership requirements applicable to our Chief Executive Officer. In an effort to more closely align our Chief Executive Owner’s interests with those of our stockholders, the Chief Executive Officer shall own Company shares with a fair market value equal to at least three times their base salary.

Our Chief Executive Officer shall have five years from the date that they are elected or appointed (as applicable) to the position (or five years from the initial April 2009 effective date of the Corporate Governance Guidelines, whichever date is later) to come into compliance with these ownership requirements.

Once the Chief Executive Officer accumulates shares with a value equal to the required multiple of base salary or annual retainer, they must retain the minimum number of shares originally accumulated to meet the threshold requirement on a going-forward basis. If the Company’s stock price subsequently declines after the stock ownership requirements are met, they will not be required to acquire additional shares. Mr. Borne was in compliance with the ownership requirements through the termination of his employment in February 2014.

Equity Grant Practices

Annual incentive compensation is generally awarded, both to our Named Executive Officers and to other eligible employees, on April 1 (or the next day that The NASDAQ Global Select Market is open for trading after April 1 if it is closed on April 1). All Committee decisions regarding annual incentive compensation are generally made concurrently with the filing of our Annual Report on Form 10-K for the previous fiscal year.

Deductibility of Compensation

Internal Revenue Code Section 162(m) limits the amount of compensation paid to our executive officers that may be deducted by us for federal income tax purposes in any fiscal year to $1 million. “Performance-based” compensation that has been approved by our stockholders is not subject to the $1 million deduction limit. All of our equity-based incentive plans have been approved by our stockholders, and awards under those plans, other than certain time-based vesting shares and nonvested stock, constitute “performance-based” compensation that is not subject to the Code Section 162(m) deduction limit. While the Committee intends that all compensation be deductible, there may be instances where potentially non-deductible compensation is provided to reward our executive officers consistent with our compensation philosophy for each compensation element.

Our 2008 Omnibus Incentive Compensation Plan provides for qualifying performance-based compensation, including annual bonuses. The Plan allows us flexibility in structuring our executive compensation programs while maximizing the tax deductibility of awards to the benefit of the Company and our stockholders, whether they are denominated in cash or stock.

Employment Agreements

Severance and “Claw-Back” Provisions—Executive Employment Agreements

The employment agreements for our Named Executive Officers contain provisions entitling each of them to receive severance benefits for certain qualifying terminations, as described under “Potential Payments upon Termination or Change-in-Control,” below. These triggers for severance payments were selected in order to permit these key employees to focus on the interests of our Company and our stockholders without undue concern for their personal job security.

In return for severance benefits, our Named Executive Officers are bound by certain non-compete, non-solicitation, confidentiality and non-disclosure covenants, as defined in their agreements. If there is a breach of these covenants (each, a “Forfeiture Event”), we are no longer obligated to make any severance payments otherwise due to them, and all unexercised stock options, nonvested stock and other nonvested equity awards are forfeited effective as of the date of the Forfeiture Event. Additionally, in the event of a breach, each agreement contains a “claw-back” provision obligating them to repay the Company any “award gain” (as defined below) realized during the six-month period prior to the occurrence of the Forfeiture Event (or, if the breach occurs after the Named Executive Officer ceases to be employed by the Company, the date of termination of their employment) and for a period of time following such date (24 months for Mr. Borne and 18 months for Messrs. LaBorde, Jeter and Bucey and Dr. Fleming). As defined in the employment agreements, “award gain” means:

•

in respect of a given stock option exercise, the product of (X) the fair market value per share of common stock at the date of such exercise (without regard to any subsequent change in the market price of shares) minus the exercise price times (Y) the number of shares as to which the stock option was exercised at that date; and

•

in respect of any other settlement of any other cash bonus or equity award granted to the Named Executive Officer, the fair market value of the cash or stock paid or payable to the Named Executive Officer (regardless of any elective deferral) less any cash or the fair market value of any stock or property (other than a cash award or equity award or award which would have itself then been forfeitable hereunder and excluding any payment of tax withholding) paid by the Named Executive Officer to us as a condition of or in connection with such settlement.

The Committee believes that these forfeiture provisions provide assurance that our business interests will be appropriately protected upon the termination of employment of a Named Executive Officer.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors of Amedisys, Inc. has reviewed and discussed the Compensation Discussion and Analysis with management, as required by Item 402(b) of Regulation S-K, and, based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the 2014 Annual Meeting of Stockholders and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2013.

Members of the Compensation Committee:

David R. Pitts (Chairman)

Linda J. Hall

Jake L. Netterville

Peter Ricchiuti

Donald A. Washburn

Nathaniel M. Zilkha

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is composed of the directors listed as signatories to the above report. During 2013:

•	none of our executive officers was a director of another entity where one of that entity’s executive officers served on the Committee;

•	no member of the Committee was during the year or formerly an officer or employee of the Company or any of its subsidiaries;

•	no member of the Committee entered into any transaction with our Company in which the amount involved exceeded $120,000;

•	none of our executive officers served on the compensation committee of any entity where one of that entity’s executive officers served on the Committee; and

•	none of our executive officers served on the compensation committee of another entity where one of that entity’s executive officers served as a director on our Board of Directors.

2013 SUMMARY COMPENSATION TABLE

The following table sets forth information concerning total compensation for our Named Executive Officers for 2013, 2012 and 2011. For additional information on the compensation summarized below and other benefits, please refer to “Compensation Discussion and Analysis” (“CD&A”), above.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($)	Total ($)
William F. Borne	2013	$750,000	$82,500	$2,234,773	—	$30,893	$3,098,166
Chief Executive Officer (PEO)						(4)
	2012	750,000	187,500	1,406,250	—	31,324	2,375,074
	2011	750,000	—	1,875,000	—	19,169	2,644,169

Ronald A. LaBorde	2013	475,000	39,187	849,215	—	18,764	1,382,166
President and Chief Financial Officer (PFO)						(5)
	2012	475,000	—	534,375	—	18,032	1,027,407
	2011	62,115	—	363,941	—	128,816	554,872

Michael O. Fleming	2013	285,000	23,512	169,845	—	15,382	493,739
Chief Medical Officer						(6)
	2012	285,000	35,625	106,875	—	15,039	442,539
	2011	282,701	—	142,500	—	20,094	445,295

David R. Bucey	2013	260,000	17,300	154,945	—	11,662	443,907
General Counsel and Corporate Secretary						(7)
	2012	259,615	32,500	97,500	—	11,395	401,010
	2011	249,047	—	125,000	—	7,801	381,848

Jeffrey D. Jeter	2013	250,000	20,645	148,991	—	1,817	421,453
Chief Compliance Officer						(8)
	2012	250,000	31,250	93,750	—	1,789	376,789
	2011	250,000	—	125,000	—	6,509	381,509

(1)

The amounts in this column for fiscal year 2013 reflect the discretionary bonus payments that were awarded on March 15, 2013 to Mr. Borne, Mr. LaBorde, Dr. Fleming, Mr. Bucey and Mr. Jeter in recognition of fiscal year 2012 individual performance. Additional information regarding these payments appears under the heading “2012 Discretionary Bonuses Paid in 2013” in the CD&A. The amounts in this column for fiscal year 2012 reflect retention bonus payments that were awarded on April 2, 2012 to Mr. Borne, Dr. Fleming, Mr. Bucey, and Mr. Jeter. Additional information regarding these payments appears under the heading “2012 Retention Bonuses” in the CD&A section of our 2013 Proxy Statement.

(2)

The values for stock in this column reflect the aggregate grant date fair value of stock awards granted during the fiscal years ended December 31, 2013, 2012 and 2011 pursuant to our 2008 Omnibus Incentive Compensation Plan. Generally, the grant date fair value is the amount that we would expense in our financial statements over the vesting period of the award based on the probable outcome of the award conditions. Assumptions used in the calculation of this amount are included in Note 9 to our audited financial statements for the year ended December 31, 2013, which were included in our Annual Report on Form 10-K filed with the SEC on March 12, 2014.

In accordance with SEC rules, we also are required to disclose the grant date fair value for awards with outstanding performance conditions assuming “maximum” performance. The grant date fair values for the restricted stock units issued under our 2012 long-term incentive compensation plan with performance-based vesting conditions set by the Compensation Committee in the first quarter of 2013 linked to our 2013

EBITDA, as adjusted, assuming maximum performance, are as follows: Mr. Borne—$539,659; Mr. LaBorde—$205,073; Dr. Fleming—$41,023; Mr. Bucey—$37,417; and Mr. Jeter—$35,993. Additional information regarding these awards appears under the heading “2012 Equity-Based Incentive Compensation—Payout Based on 2013 EBITDA.” The grant date fair values for the performance-based restricted stock units (“PRSUs”) issued under our 2013 long-term incentive compensation plan with vesting conditions linked to our three-year total shareholder return in excess of a defined hurdle rate, assuming maximum performance, are as follows: Mr. Borne—$1,500,000; Mr. LaBorde—$570,000; Dr. Fleming—$114,000; Mr. Bucey—$104,000; and Mr. Jeter—$100,000. Additional information regarding these awards appears under the heading “2013 Equity-Based Incentive Compensation” in the CD&A.

(3)	The amounts in this column reflect the amount earned under the annual performance-based non-equity (cash bonus) incentive compensation plan for the applicable year.
(4)

This amount consists of $19,197 in costs attributable to life insurance premiums paid by us on Mr. Borne’s behalf where we are not the beneficiary, $3,671 in costs attributable to personal use of a Company-provided automobile, $2,400 in costs attributable to Company-paid tax preparation fees for Mr. Borne, and $5,625 for employer-paid contributions to Mr. Borne pursuant to our 401(k) Benefit Plan. The amount attributable to life insurance premiums includes payments of policy premiums that were paid in 2013.

(5)

This amount consists of $5,625 for employer-paid contributions to Mr. LaBorde pursuant to our 401(k) Benefit Plan and $13,139 in costs attributable to life insurance premiums paid by us on Mr. LaBorde’s behalf where we are not the beneficiary.

(6)

This amount consists of $3,470 for employer-paid contributions to Dr. Fleming pursuant to our 401(k) Benefit Plan and $11,911 in costs attributable to life insurance premiums paid by us on Dr. Fleming’s behalf where we are not the beneficiary.

(7)

This amount consists of $4,933 for employer-paid contributions to Mr. Bucey pursuant to our 401(k) Benefit Plan and $6,730 in costs attributable to life insurance premiums paid by us on Mr. Bucey’s behalf where we are not the beneficiary.

(8)	This amount consists of $1,817 in costs attributable to life insurance premiums paid by us on Mr. Jeter’s behalf where we are not the beneficiary.

2013 GRANTS OF PLAN-BASED AWARDS

The table below summarizes all grants of plan-based awards during the year ended December 31, 2013 to our Named Executive Officers. For additional information regarding the plan-based award grants summarized below, please refer to “Compensation Discussion and Analysis” (“CD&A”) above.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value ($) (4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
William F. Borne
Time-Vesting Only Restricted Stock(5)	4/1/2013	—	—	—	—	—	—	85,539	$937,500
Restricted Stock Units (Performance-based vesting conditions linked to 2013 EBITDA)(1)(5)	4/1/2013	—	—	—	16,413	32,826	49,239	—	359,773
Performance-Based Restricted Stock Units (PRSUs)(2)(5)	4/1/2013	—	—	—	42,770	85,539	136,862	—	937,500
2013 Short Term (Cash Bonus) Incentive Plan	—	375,000	750,000	1,125,000	—	—	—	—	—

Ronald A. LaBorde
Time-Vesting Only Restricted Stock(5)	4/1/2013	—	—	—	—	—	—	32,505	356,250
Restricted Stock Units (Performance-based vesting conditions linked to 2013 EBITDA)(1)(5)	4/1/2013	—	—	—	6,237	12,474	18,711	—	136,715
Performance-Based Restricted Stock Units (PRSUs)(2)(5)	4/1/2013	—	—	—	16,253	32,505	52,008	—	356,250
2013 Short Term (Cash Bonus) Incentive Plan	—	178,125	356,250	534,375	—	—	—	—	—

Michael O. Fleming
Time-Vesting Only Restricted Stock(5)	4/1/2013	—	—	—	—	—	—	6,501	71,250
Restricted Stock Units (Performance-based vesting conditions linked to 2013 EBITDA)(1)(5)	4/1/2013	—	—	—	1,248	2,495	3,743	—	27,345
Performance-Based Restricted Stock Units (PRSUs)(2)(5)	4/1/2013	—	—	—	3,251	6,501	10,402	—	71,250
2013 Short Term (Cash Bonus) Incentive Plan	—	71,250	142,500	213,750	—	—	—	—	—

David R. Bucey
Time-Vesting Only Restricted Stock(5)	4/1/2013	—	—	—	—	—	—	5,931	65,000
Restricted Stock Units (Performance-based vesting conditions linked to 2013 EBITDA)(1)(5)	4/1/2013	—	—	—	1,138	2,276	3,414	—	24,945
Performance-Based Restricted Stock Units (PRSUs)(2)(5)	4/1/2013	—	—	—	2,966	5,931	9,490	—	65,000
2013 Short Term (Cash Bonus) Incentive Plan	—	65,000	130,000	195,000	—	—	—	—	—

Jeffrey D. Jeter
Time-Vesting Only Restricted Stock(5)	4/1/2013	—	—	—	—	—	—	5,703	62,500
Restricted Stock Units (Performance-based vesting conditions linked to 2013 EBITDA)(1)(5)	4/1/2013	—	—	—	1,095	2,189	3,284	—	23,991
Performance-Based Restricted Stock Units (PRSUs)(2)(5)	4/1/2013	—	—	—	2,852	5,703	9,125	—	62,500
2013 Short Term (Cash Bonus) Incentive Plan	—	62,500	125,000	187,500	—	—	—	—	—

(1)

The amounts shown in these rows reflect future payouts of restricted stock units issued under our 2012 long-term incentive compensation plan with performance-based vesting conditions set by the Compensation Committee in the first quarter of 2013 linked to our 2013 EBITDA, as adjusted. Additional information regarding these awards appears under the heading “2012 Equity-Based Incentive Compensation—Payout Based on 2013 EBITDA.” The award stipulates that the performance condition determination date for these RSUs will be after the filing of the Company’s 2013 Form 10-K and prior to April 1, 2014. As of the date that the Company filed its 2013 Form 10-K (March 12, 2014), each of our Named Executive Officers forfeited all of the RSUs with performance-based vesting conditions linked to our 2013 EBITDA (and no shares of restricted common stock were issuable in payment thereunder, i.e., the number of shares listed under the “Threshold,” “Target” and “Maximum” columns under the heading “Estimated Future Payouts Under Equity Incentive Plan Awards” in the table, above) because we did not meet the threshold performance conditions.

(2)

The amounts shown in these rows reflect future payouts of performance-based restricted stock units (“PRSUs”) with vesting conditions linked to the Company’s December 2015 average closing stock price set by the Compensation Committee pursuant to our 2013 Long-Term (Equity-Based) Incentive Plan. Please refer to the description of the PRSUs under the heading “2013 Equity-Based Incentive Compensation” in the CD&A, above, for additional information regarding the vesting conditions. The award stipulates that the performance condition determination date for the 2013 PRSUs will be after the December 2015 average closing stock price is determinable and prior to April 1, 2016.

(3)

The amounts shown in this column reflect the number of shares of time-vesting only restricted stock granted to each of our Named Executive Officers pursuant to our 2013 Long-Term (Equity-Based) Incentive Plan on April 1, 2013. The shares vest ratably in one-third increments on April 1, 2014, April 1, 2015 and April 1, 2016, provided that the awardee is continuously employed by the Company through each such date.

(4)

The amounts shown in this column reflect the “grant date fair value” of the nonvested stock awards and PRSUs granted to each of our Named Executive Officers during fiscal year 2013 and the performance-based restricted stock units with vesting conditions linked to our 2013 EBITDA. Generally, the grant date fair value is the amount that we would expense in our financial statements over the vesting period of the award based on the probable outcome of the award conditions. Assumptions used in the calculation of this amount are included in Note 9 to our audited financial statements for the year ended December 31, 2013, as included in our Annual Report on Form 10-K filed with the SEC on March 12, 2014. There can be no assurance that the grant date fair value of the nonvested stock awards, restricted stock units or the PRSUs will ever be realized. As described further in the CD&A under the heading “2012 Equity-Based Incentive Compensation—Payout based on 2013 EBITDA,” based on actual 2013 performance, 100% of the restricted stock units granted in 2012 with performance based vesting conditions linked to our 2013 EBITDA were forfeited, and no amount was realized for these awards.

(5)

Dividends paid with respect to restricted stock paid in (a) cash or (b) property other than the Company’s common stock or rights to acquire Company common stock shall be paid to the restricted stock award recipient in a similar manner as to other holders of our common stock. Dividends paid in (y) Company common stock or (z) rights to acquire Company Common Stock shall be added to and become a part of the original restricted stock award, subject to any additional performance-based or time-based vesting conditions stated therein.

OUTSTANDING EQUITY AWARDS AT 2013 FISCAL YEAR END

The table below summarizes all outstanding equity awards at December 31, 2013 for our Named Executive Officers.

	Option Awards (1)			Stock Awards
Name	Number) of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($ ) (2) (3)
William F. Borne	62,101	$24.39	12/31/2014
				138,315	$2,023,548	59,183	$865,847
Ronald A. LaBorde	13,334	$22.31	6/30/2014
				67,226	983,516	22,490	329,029
Michael O. Fleming	—	—	—	10,512	153,791	4,499	65,820
David R. Bucey	—	—	—	9,566	139,951	4,104	60,042
Jeffrey D. Jeter	1,000	$13.58	2/25/2014
				9,222	134,918	3,947	$57,745

(1)	The contractual term of each grant of stock option awards is a ten-year period.
(2)	Market value is based on the closing price on December 31, 2013 of $14.63.
(3)

The amounts in this column include the “Threshold” number of restricted stock units that were granted in 2012 to each Named Executive Officer with performance-based vesting conditions linked to the Company’s 2013 EBITDA, as adjusted, and the “Threshold” number of performance-based restricted stock units (PRSUs) that were granted in 2013 to each Named Executive Officer with vesting conditions linked to the Company’s total three-year shareholder return in excess of a defined hurdle rate. Please refer to the description of the restricted stock units with performance-based vesting conditions linked to the Company’s 2013 EBITDA under the heading “2012 Equity-Based Incentive Compensation—Payout based on 2013 EBITDA” in the CD&A, above, and the description of the PRSUs under the heading “2013 Equity-Based Incentive Compensation” in the CD&A, above, for additional information regarding the vesting conditions. As of December 31, 2013, the minimum performance conditions for the restricted stock units with performance-based vesting conditions linked to our 2013 EBITDA had not been met. Thus, as of the date that the Company filed its 2013 Form 10-K (March 12, 2014), each of our Named Executive Officers forfeited 100% of these restricted stock units. As of December 31, 2013, the minimum vesting conditions are undeterminable for the PRSUs issued under our 2013 long-term incentive compensation plan.

VESTING SCHEDULE—OUTSTANDING EQUITY AWARDS

This table below summarizes the vesting schedule for all outstanding unvested equity awards held by our Named Executive Officers as of December 31, 2013.

Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Vesting Schedule of Number of Shares or Units of Stock That Have Not Vested
William F. Borne	85,539	33% on each of 4/1/2014, 2015 and 2016
	43,768	50% on each of 4/1/2014 and 2015
	9,008	100% on 4/1/2014

Ronald A. LaBorde	32,505	33% on each of 4/1/2014, 2015 and 2016
	16,632	50% on each of 4/1/2014 and 2015
	18,089	50% on each of 11/1/2014 and 2015

Michael O. Fleming	6,501	33% on each of 4/1/2014, 2015 and 2016
	3,326	50% on each of 4/1/2014 and 2015
	685	100% on 4/1/2014

David R. Bucey	5,931	33% on each of 4/1/2014, 2015 and 2016
	3,034	50% on each of 4/1/2014 and 2015
	601	100% on 4/1/2014

Jeffrey D. Jeter	5,703	33% on 4/1/2014, 2015 and 2016
	2,918	50% on 4/1/2014 and 2015
	601	100% on 4/1/2014

2013 OPTION EXERCISES AND STOCK VESTED

The following table sets forth information regarding each exercise of stock options by our Named Executive Officers during the year ended December 31, 2013 and the vesting during the year ended December 31, 2013 of nonvested stock held by our Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
William F. Borne	—	—	77,562	$850,080
Ronald A. LaBorde	13,334	116,406	17,360	241,636
Michael O. Fleming	—	—	2,611	28,617
David R. Bucey	—	—	4,081	48,893
Jeffrey D. Jeter	—	—	4,854	53,200

(1)

Amount reflects the difference between the exercise price of the stock option and the price of our common stock at the time of exercise, multiplied by the number of shares underlying the option exercised.

(2)	Amount reflects the closing price of our common stock on the day of vesting multiplied by the number of shares acquired on vesting.

2013 NONQUALIFIED DEFERRED COMPENSATION

Set forth in the table below is information about the contributions and earnings, if any, credited to the accounts maintained by our Named Executive Officers under nonqualified deferred compensation arrangements, any withdrawals or distributions from the accounts during 2013, and the account balances on December 31, 2013.

Name	Executive Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawls/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
William F. Borne	$—	$(21,353)	$(130,570)	$1,065,565
			(1)	(2)
Ronald A. LaBorde	—	—	—	—
Michael O. Fleming	—	—	—	—
David R. Bucey	—	35,308	—	151,100
				(3)
Jeffrey D. Jeter	—	—	—	—

(1)	The amount in this column represents a distribution that Mr. Borne received during the first quarter of 2013.
(2)	The amount in this column represents $2,442,256 of salary or bonus that has been contributed by Mr. Borne to the plan and was noted in the Summary Compensation Tables in prior year Proxy Statements.
(3)	The amount in this column represents $96,873 of salary or bonus that has been contributed by Mr. Bucey to the plan and is noted in the Summary Compensation Tables in prior year Proxy Statements.

The Amedisys, Inc. Executive Deferred Compensation Plan generally permits employees whose annual cash compensation exceeds certain dollar thresholds (including each of our Named Executive Officers) to defer receipt of all or a portion of their annual base salary, bonus and other types of specified cash compensation until a specified future date. A participant may choose to defer either a percentage (in a whole amount) or a specific dollar amount of his or her annual base salary or bonus (or other types of specified cash compensation) in an amount equal to up to 100% of such compensation. During the deferral period, the participant selects a deemed investment rate or rates to be applied to the deferred amount from the asset allocation options and core options that are offered as investment vehicles under the plan. Deemed investment rates are the performance rates the participant would earn if the deferred funds were actually invested in one of the third-party investment vehicles. Our common stock is not an investment option under the plan. Deferred amounts are credited with earnings or losses based on the performance of the applicable deemed investment rates. A participant may choose to receive either (i) an “in-service distribution” in the form of a lump sum or in annual installments from two to five years or (ii) a “termination distribution” in the form of a lump sum or in annual installments from two to fifteen years. An in-service distribution may be re-deferred to a later in-service distribution year or to a termination distribution, subject to plan limits on such re-deferrals and timing restrictions on electing them. At the time of initial enrollment into the plan, a participant may elect to receive a distribution of his or her deferred compensation as a single lump sum upon a change-in-control. Deferred compensation is also distributed upon the death or disability of the participant in accordance with plan limits.

NAMED EXECUTIVE OFFICER EMPLOYMENT AGREEMENT PROVISIONS: POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following is a description of the termination and change-in-control payment provisions included in the respective employment agreements for each of our Named Executive Officers who were employed by the Company as of December 31, 2013. The description assumes the termination or change in control payment occurred as of December 31, 2013. Unless otherwise defined herein, all capitalized terms have the meanings ascribed to them in the applicable employment agreement. The terms below describe certain, but not all, triggering events that may result in termination or change-in-control payments to the Named Executive Officers.

Certain Definitions

The following definitions appear in the (i) the Amended and Restated Employment Agreement dated January 3, 2011 by and among the Company, Amedisys Holding, L.L.C. (“Holding”) and William F. Borne, as amended by the First Amendment thereto dated December 29, 2011 and the Second Amendment thereto dated December 19, 2012, (ii) the Employment Agreement dated November 1, 2011 by and among the Company, Holding and Ronald A. LaBorde, as amended by the First Amendment thereto dated December 29, 2011 and the Second Amendment thereto dated December 19, 2012, (iii) the Amended and Restated Employment Agreement dated July 23, 2010 by and among the Company, Holding and Michael O. Fleming, as amended by the First Amendment thereto dated January 3, 2011 and the Second Amendment thereto dated December 19, 2012, (iv) the Amended and Restated Employment Agreement dated January 3, 2011 by and among the Company, Holding and Jeffrey D. Jeter, as amended by the First Amendment thereto dated December 19, 2012 and (v) the Amended and Restated Employment Agreement dated July 23, 2010 by and among the Company, Holding and David R. Bucey, as amended by the First Amendment thereto dated January 3, 2011 and the Second Amendment thereto dated December 19, 2012.

“Cause” is defined to include, among other things, willful gross neglect or misconduct, violation of our code of conduct, breach of the restrictive covenants of the employment agreement and misconduct in financial reporting.

“Good Reason” for voluntary resignation is defined as the occurrence of any of the following circumstances without the executive’s express written consent, unless the breach is corrected within thirty days from the date we are put on notice of the occurrence and such notice is delivered to us within ninety days of the occurrence: (i) a material reduction in the executive’s base salary (other than in connection with a proportionate reduction in the base salaries of all similarly-situated senior level executive employees), (ii) a relocation of our corporate offices outside of a 50 mile radius from Baton Rouge, Louisiana, (iii) a material diminution of the executive’s authority, responsibilities or duties, or (iv) any material breach of the executive’s employment agreement caused by us. In addition, if there is Good Reason to resign, the resignation must occur within 150 days of the existence of the condition.

“Change in Control” is defined as (i) any person or group (as defined in the Securities Exchange Act of 1934, as amended) becomes the beneficial owner, directly or indirectly, of our securities or the securities of any significant subsidiary, representing 50% or more of the combined voting power of our or such subsidiary’s then outstanding securities; (ii) as a result of a contested election or the designation by a person who has entered into an agreement with us to effect a transaction with us specified in items (i), (iii) or (iv) of this definition, individuals who at the beginning of any 12-month period constitute our Board of Directors, cease to constitute at least a majority of our Board of Directors; (iii) the consummation of a merger or consolidation of us or any significant subsidiary with any other entity, other than a merger or consolidation which would result in our voting securities or the voting securities of a significant subsidiary outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than 50% of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation; or (iv) the consummation of a sale or disposition of all or substantially all of our consolidated assets (other than a sale or disposition immediately after which such assets will be owned directly or indirectly by our stockholders in substantially the same proportions as their ownership of our common stock immediately prior to such sale or disposition).

“COBRA” is the Consolidated Omnibus Budget Reconciliation Act of 1984.

“Earliest Payment Date” means (i) if the amount paid is subject to Section 409A of the Code and does not qualify for an exemption under Section 409A of the Code or regulations or other guidance promulgated thereunder, the fifty-second (52nd) day after termination of employment and (ii) if the amount paid is not subject to Section 409A of the Code or qualifies for an exemption under Section 409A of the Code or regulations or other guidance promulgated thereunder, the earlier of the date in (i) above or the first date that the individual’s release of claims in accordance with the employment agreement becomes irrevocable.

“Retirement” shall mean the executive’s voluntary retirement from employment with us: (i) after the age of 55, provided that the executive has been employed by us continuously for at least ten years as of the date of retirement, (ii) after the age of 60, provided that the executive has been employed by us continuously for at least five years as of the date of retirement or (iii) as approved by our Board in its sole discretion.

Amended and Restated Employment Agreement with Mr. Borne

Pursuant to his Amended and Restated Employment Agreement with us, as amended by the First Amendment and the Second Amendment, thereto (the “Agreement”), Mr. Borne agreed to serve as our Chief Executive Officer, with such duties and responsibilities as are customary for the chief executive officers of corporations of a similar size and businesses as ours and other specified duties. As drafted, the term of the Agreement ran until December 31, 2014. Mr. Borne stepped down from his positions as Chief Executive Officer, Chairman and a member of the Board on February 20, 2014.

The agreement provided that upon expiration of the term of the Agreement, Mr. Borne’s employment would continue on an “at will” basis; provided that if Mr. Borne was terminated without Cause or resigned for Good Reason thereafter, he would be compensated as if he were terminated without Cause or resigned for Good Reason prior to a Change in Control during the term of the Agreement (regardless of whether such termination or resignation during the “at will” employment period occurred before or after a Change in Control).

The Agreement contemplated that the parties would negotiate an amendment to the Agreement prior to the end of each calendar year, extending the term of employment for an additional year. During the course of each negotiation, which was slated to occur annually in October, it was contemplated that the parties would discuss Mr. Borne’s performance and, potentially, additional proposed modifications of the Agreement, with a view toward concluding such discussions, and, assuming they actually came to agreement, entering into an amendment to the Agreement prior to the end of the calendar year. However, neither party was legally obligated to actually enter into any such amendment, and any such amendment was required to be approved by the Compensation Committee (the “Committee”) and/or the Board.

Under the terms of the Agreement, Mr. Borne, among other things, was entitled to:

(1)	an annual base salary of not less than $750,000, subject to annual review for increase (but not decrease) by the Committee;

(2)	participate in our annual (cash bonus) incentive plan, with target and maximum award opportunities approved from year to year by the Board and/or the Committee;

(3)	be eligible for annual equity (long-term incentive) awards in the form of shares of restricted and/or non-vested Company common stock and/or securities exercisable for or convertible into shares of Company common stock (provided that no greater than 60% of the target value of any such long-term incentive award shall be subject to performance based, as opposed to tenure-based, vesting conditions, as established by the Board and/or the Committee);

(4)	participate, consistent with his rank and position, in our other compensation, pension, welfare and benefit plans and programs as are made available to our senior level executives or to our employees in general, including deferral, health, medical, dental, long-term disability, travel, accident and life insurance plans, subject to eligibility;

(5)	reimbursement of reasonable business expenses;

(6)	payment of (or reimbursement for the payment of) the premium of a whole life insurance policy on the life of Mr. Borne, under which he was the owner and had the right to designate the beneficiaries, with premiums not exceeding $25,000 per year; and

(7)	use of an automobile, and reimbursement of all maintenance, insurance and gas expenses; Mr. Borne was entitled to a new automobile no less often than every two years. Mr. Borne was entitled to receive title to the automobile if his employment is terminated without Cause or with Good Reason.

Under the Agreement, we agreed to use our reasonable best efforts, to the extent not inconsistent with applicable laws, rules, regulations and good governance standards, to nominate and cause the election of Mr. Borne to our Board of Directors and to the Board’s Executive Committee, if one is constituted. The Agreement provided that if at any time during the term of the Agreement, Mr. Borne was not elected to and serving on our Board of Directors (or Executive Committee of the Board, if one is constituted), Mr. Borne was entitled to terminate the Agreement and would be entitled to the remedies provided for a termination without Cause prior to a Change in Control, which are described below.

In the event Mr. Borne’s employment was terminated due to his death, Disability (as defined in the Agreement) or Retirement (as defined in the Agreement), Mr. Borne or his surviving spouse or estate (as the case may be) would have been entitled to benefits due or earned in accordance with the applicable plans of the Company and the following amounts (paid in accordance with Federal tax rules and regulations and within the deadlines described in the Agreement): (a) unpaid base salary through the date of termination; and (b) incentive awards earned in the prior year, but not yet paid. Additionally, all unvested equity awards held by Mr. Borne as of the date of death, Disability or Retirement would have immediately vested at the “target” level (provided, however, that in the case of Mr. Borne’s Retirement, awards which were intended to constitute performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and for which performance standards had not been met, would not have been subject to accelerated vesting).

Upon termination for Cause or if Mr. Borne voluntarily resigned without Good Reason (prior to a Change in Control), he was entitled to any benefits earned in accordance with the applicable plans of the Company and the following amounts (to be paid in accordance with Federal tax rules and regulations and within the deadlines described in the Agreement): (a) unpaid base salary through the date of termination, and (b) incentive awards earned in the prior year, but not yet paid.

Upon a termination without Cause or a resignation with Good Reason, in both cases prior to a Change in Control, Mr. Borne was entitled to any benefits earned in accordance with the applicable plans of the Company and the following:

(1)	unpaid base salary through the date of termination, to be paid in accordance with Federal tax rules and regulations and within the deadlines described in the Agreement;

(2)	unpaid incentive awards earned in the prior year, to be paid in accordance with Federal tax rules and regulations and within the deadlines described in the Agreement;

(3)	continued participation in our group health plans for him and his covered dependents in accordance with the applicable provisions of COBRA;

(4)	a lump sum payment equal to $2,500, which amount was intended to assist him with the purchase of health care coverage following his termination, but which amount could be used in any manner by him at his sole discretion; and

(5)	an amount equal to two times the sum of (A) his base salary and (B) the greater of (x) an amount equal to his prior year cash bonus or (y) $750,000, to be paid in substantially equal monthly installments in accordance with our payroll practices for a period of 24 months beginning with the calendar month that immediately follows the Earliest Payment Date.

In the event that (x) Mr. Borne’s employment was terminated without Cause or he resigned with Good Reason within one year of a Change in Control (or he was terminated without Cause within 90 days prior to a Change in Control), he was entitled to any benefits earned in accordance with the applicable plans of the Company and the following:

(1)	unpaid base salary through the date of termination paid in accordance with Federal tax rules and regulations and within the deadlines described in the Agreement;

(2)	unpaid incentive awards earned in the prior year, paid in accordance with Federal tax rules and regulations and within the deadlines described in the Agreement;

(3)	continued participation in our group health plans for him and his covered dependents in accordance with the applicable provisions of COBRA;

(4)	a lump sum payment equal to $2,500, which amount was intended to assist him with the purchase of health care coverage following his termination, but which amount could be used in any manner by him at his sole discretion;

(5)	an amount equal to three times the sum of (A) his base salary and (B) the greater of (x) an amount equal to his prior year cash bonus or (y) $750,000, which amount was payable in a lump sum following termination; and

(6)	immediate vesting (at the “target” level) of all unvested equity awards held by him as of the date of the Change in Control.

Mr. Borne could have requested that we or any successor entity to us provide financial security for payments required by the occurrence of a Change in Control. In the event any excise tax would have been imposed on any payments received under the Agreement that would have constituted “excess parachute payments” within the meaning of Section 280G(b)(1) of the Code, then such payments would have either been (i) delivered in full pursuant to the terms of the Agreement or (ii) delivered to such lesser extent as results in no portion of the payments being subject to the excise tax. The determination of whether the payments should have been delivered in full or decreased was to be made by us on the basis of which event would have resulted in the receipt by Mr. Borne of the greater net after-tax benefit, determined by reducing the present value (as determined in accordance with Section 280G of the Code) of the payments by all applicable federal, state and local taxes and the excise tax. If there were to be a reduction in the payments, the Agreement specifies the order in which this must be accomplished.

The Agreement provides that Mr. Borne is subject to certain restrictive covenants, including prohibitions against competition and solicitation, for 24 months following his termination. The Agreement also provides that he is subject to a standstill provision, which prevents him from acquiring any Company securities or seeking to effect a Change in Control of the Company (or assisting or working with others to effect a Change in Control of the Company) for a period of 24 months following his termination.

Both Mr. Borne and the Company are subject to arbitration for resolution of disputes arising out of the Agreement. Mr. Borne also has certain indemnity rights as described in the Agreement.

As mentioned above, Mr. Borne’s employment with the Company terminated on February 20, 2014. In connection therewith, he was eligible to receive severance under Section 8(c) of the Agreement (Termination without Cause or Resignation with Good Reason).

Employment Agreement with Mr. LaBorde

Pursuant to his Employment Agreement with us, as amended by the First Amendment and the Second Amendment, thereto (as referred to below, the “Agreement”), Mr. LaBorde has agreed to serve as our President (effective November 1, 2011) and our President and Chief Financial Officer (effective January 1, 2012), with such duties and responsibilities as are customary for the presidents and chief financial officers of corporations of a similar size and businesses as ours and other specified duties. The term of Mr. LaBorde’s Agreement runs until December 31, 2014. Under the terms of the Agreement, Mr. LaBorde is entitled to an annual base salary of no less than $475,000, subject to annual review for increase (but not decrease) by the Committee.

On February 20, 2014, Mr. LaBorde was appointed as our Interim Chief Executive Officer by our Board of Directors. He no longer serves as our Chief Financial Officer. He retained the title of President.

The other terms and provisions of Mr. LaBorde’s Agreement are substantially the same as Mr. Borne’s Agreement (as described above), except that:

(1)	Mr. LaBorde is not entitled to the following benefits provided to Mr. Borne under his Agreement: (i) whole life insurance policy premium payments and (ii) use of an automobile, and reimbursement of all maintenance, insurance and gas expenses associated therewith;

(2)	If Mr. LaBorde is terminated without Cause or resigns with Good Reason, in both cases prior to a Change in Control, he will be entitled to receive an amount equal to one and one-half times the sum of (A) his base salary and (B) the greater of (x) an amount equal to his prior year cash bonus or (y) $356,250, which amount will be paid in substantially equal monthly installments in accordance with our payroll practices for a period of 18 months beginning with the calendar month that immediately follows the Earliest Payment Date;

(3)	If Mr. LaBorde is terminated without Cause or resigns with Good Reason, in both cases within one year of a Change in Control (or he is terminated without Cause within 90 days prior to a Change in Control), he will be entitled to receive an amount equal to two times the sum of (A) his base salary and (B) the greater of (x) an amount equal to his prior year cash bonus or (y) $356,250, which amount will be paid in a lump sum following termination; he is also entitled to immediate vesting (at the “target” level) of all unvested equity awards held by him as of the date of the Change in Control; and

(4)	Mr. LaBorde is subject to the various restrictive covenants under the Agreement for a period of 18 months (as opposed to 24 months) following termination.

Until the expiration of the term of the Agreement, we have agreed to use our reasonable best efforts, to the extent not inconsistent with applicable laws, rules, regulations and good governance standards, to nominate and cause the election of Mr. LaBorde to our Board of Directors. If, at any time during the term of the Agreement, Mr. LaBorde is not elected to and serving on our Board of Directors, he is entitled to terminate the Agreement and would be entitled to the remedies provided for a termination without Cause prior to a Change in Control, as described above.

Employment Agreement with Dr. Fleming

Pursuant to his Employment Agreement with us, as amended by the First Amendment and the Second Amendment, thereto, (as referred to below, the “Agreement”), Dr. Fleming has agreed to serve as our Chief Medical Officer, with such duties and responsibilities as are customary for the chief medical officers of corporations of a similar size and businesses as ours and other specified duties. The term of Dr. Fleming’s Agreement runs until December 31, 2014. Under the terms of the Agreement, Dr. Fleming is entitled to an annual base salary of no less than $285,000, subject to annual review for increase (but not decrease) by the Committee.

The other terms and provisions of Dr. Fleming’s Agreement are substantially the same as Mr. LaBorde’s Agreement (as described above), except that:

(1)

If Dr. Fleming is terminated without Cause or resigns with Good Reason, in both cases prior to a Change in Control, he will be entitled to receive an amount equal to one and one-half times the sum of (A) his base salary and (B) the greater of (x) an amount equal to his prior year cash bonus or (y) $142,500, which amount will be paid in substantially equal monthly installments in accordance with our payroll practices for a period of 18 months beginning with the calendar month that immediately follows the Earliest Payment Date;

(2)	If Dr. Fleming is terminated without Cause or resigns with Good Reason, in both cases within one year of a Change in Control (or he is terminated without Cause within 90 days prior to a Change in Control), he will be entitled to receive an amount equal to two times the sum of (A) his base salary and (B) the greater of (x) an amount equal to his prior year cash bonus or (y) $142,500, which amount will be paid in a lump sum following termination; he is also entitled to immediate vesting (at the “target” level) of all unvested equity awards held by him as of the date of the Change in Control; and

(3)	Dr. Fleming has no rights in respect to membership on our Board of Directors.

Employment Agreement with Mr. Jeter

Pursuant to his Employment Agreement with us, as amended by the First Amendment, thereto, (as referred to below, the “Agreement”), Mr. Jeter has agreed to serve as our Chief Compliance Officer, with such duties and responsibilities as are customary for the chief compliance officers of corporations of a similar size and businesses as ours and other specified duties. The term of Mr. Jeter’s Agreement runs until December 31, 2014. Under the terms of the Agreement, Mr. Jeter is entitled to an annual base salary of no less than $250,000, subject to annual review for increase (but not decrease) by the Committee.

The other terms and provisions of Mr. Jeter’s Agreement are substantially the same as Dr. Fleming’s Agreement (as described above), except that:

(1)	If Mr. Jeter is terminated without Cause or resigns with Good Reason, in both cases prior to a Change in Control, he will be entitled to receive an amount equal to one and one-half times the sum of (A) his base salary and (B) the greater of (x) an amount equal to his prior year cash bonus or (y) $125,000 which amount will be paid in substantially equal monthly installments in accordance with our payroll practices for a period of 18 months beginning with the calendar month that immediately follows the Earliest Payment Date; and

(2)	If Mr. Jeter is terminated without Cause or resigns with Good Reason, in both cases within one year of a Change in Control (or he is terminated without Cause within 90 days prior to a Change in Control), he will be entitled to receive an amount equal to two times the sum of (A) his base salary and (B) the greater of (x) an amount equal to his prior year cash bonus or (y) $125,000 which amount will be paid in a lump sum following termination; he is also entitled to immediate vesting (at the “target” level) of all unvested equity awards held by him as of the date of the Change in Control.

Employment Agreement with Mr. Bucey

Pursuant to his Employment Agreement with us, as amended by the First Amendment and the Second Amendment, thereto, (as referred to below, the “Agreement”), Mr. Bucey has agreed to serve as our General Counsel and Secretary, with such duties and responsibilities as are customary for the general counsels and corporate secretaries of corporations of a similar size and businesses as ours and other specified duties. The term of Mr. Bucey’s Agreement runs until December 31, 2014. Under the terms of the Agreement, Mr. Bucey is entitled to an annual base salary of no less than $250,000, subject to annual review for increase (but not decrease) by the Committee.

The other terms and provisions of Mr. Bucey’s Agreement are substantially the same as Mr. Jeter’s Agreement (as described above), except that he is entitled to the reimbursement of all reasonable travel expenses associated with travel between his principal residence in the Atlanta, Georgia metropolitan area and the Company’s corporate office in Baton Rouge, Louisiana.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table shows the potential payments to our Named Executive Officers employed as of December 31, 2013, upon: (i) a Change in Control (as such term is defined in their respective employment agreements) of the Company without termination, (ii) a termination without Cause (as such term is defined in their respective employment agreements) or a resignation with Good Reason (as such term is defined in their respective employment agreements) prior to a Change in Control, (iii) a termination without Cause or a resignation with Good Reason following a Change in Control, (iv) Retirement (as such term is defined in their respective employment agreements), (v) death or (vi) Disability (as such term is defined in their respective employment agreements). In preparing the table, we assumed the Change in Control event, employment termination event or resignation occurred on December 31, 2013 and that the ability to receive post-termination or Change in Control payments was governed by the respective employment agreements for our Named Executive Officers in effect as of that date. See “Named Executive Officer Employment Agreement Provisions: Potential Payments upon Termination or Change in Control,” above, for additional information. The closing price per share of our common stock on December 31, 2013 was $14.63.

Executive	Benefits ($) (1)	Change in Control without Termination of Employment on 12/31/2013 ($)	Termination without Cause or Resignation with Good Reason as of 12/31/2013 (no Change in Control) ($)	Termination without Cause or Resignation with Good Reason on 12/31/2013 following a Change in Control ($) (2)	Permitted Retirement on 12/31/2013 ($) (3)	Disability on 12/31/2013 ($)	Death on 12/31/2013 ($)
William F. Borne
	Base Severance Payment	$—	$3,002,500	$4,502,500	$—	$—	$—
	Accelerated Vesting of Nonvested Stock or Restricted Stock Units	—		2,023,548	2,023,548	2,023,548	2,023,548
	Other(4)	—	97,400	97,400	50,000	—	—
	Total	—	3,099,900	6,623,448	2,073,548	2,023,548	2,023,548
Ronald A. LaBorde
	Base Severance Payment	—	1,249,375	1,665,000	—	—	—
	Accelerated Vesting of Nonvested Stock or Restricted Stock Units	—	—	983,516	—	983,516	983,516
	Other	—	—	—	—	—	—
	Total	—	1,249,375	2,648,516	—	983,516	983,516
Michael O. Fleming
	Base Severance Payment	—	643,750	857,500	—	—	—
	Accelerated Vesting of Nonvested Stock or Restricted Stock Units	—	—	153,791	—	153,791	153,791
	Other	—	—	—	—	—	—
	Total	—	643,750	1,011,291	—	153,791	153,791
David R. Bucey
	Base Severance Payment	—	580,000	772,500	—	—	—
	Accelerated Vesting of Nonvested Stock or Restricted Stock Units	—	—	139,951	—	139,951	139,951
	Other	—	—	—	—	—	—
	Total	—	580,000	912,451	—	139,951	139,951
Jeffrey D. Jeter
	Base Severance Payment	—	565,000	752,500	—	—	—
	Accelerated Vesting of Nonvested Stock or Restricted Stock Units	—	—	134,918	—	134,918	134,918
	Other	—	—	—	—	—	—
	Total	—	565,000	887,418	—	134,918	134,918

(1)

Upon termination of employment for any reason, in addition to any earned base severance payments listed in this table, each Named Executive Officer is entitled to unpaid base salary earned through the date of termination paid in a single lump sum within 15 days of termination. Each Named Executive Officer is also entitled any incentive awards earned as of December 31 of the prior year (but not yet paid) paid in a single lump sum within 15 days of termination; however, as of December 31, 2013, no earned incentive awards remained unpaid.

(2)	If employment is terminated without Cause within 90 days before a Change in Control, severance will be paid as if the termination were made following a Change in Control.
(3)

Based on their age and/or the number of years they have been continuously employed by us, none of our Named Executive Officers were eligible to “Retire” on December 31, 2013 with the exception of Mr. Borne. As defined in their respective employment agreements, “Retirement” means the executive’s voluntary retirement from employment with us: (i) after the age of 55, provided that the executive has been employed by us continuously for at least ten years as of the date of retirement, (ii) after the age of 60, provided that the executive has been employed by us continuously for at least five years as of the date of retirement or (iii) as approved by our Board in its sole discretion.

(4)

Mr. Borne is entitled to (ii) the Blue Book value of his Company car ($47,400), title to which is transferrable to him upon termination, and (ii) payments for two years of life insurance premiums at the maximum rate of $25,000 per year.

DIRECTOR COMPENSATION

During 2013, all non-employee directors received a monthly retainer of $5,500 and per diem attendance fees of $2,000 per each Board of Directors meeting and each committee meeting attended in person and $1,000 per diem attendance fees for each Board of Directors meeting and each committee meeting attended via teleconference. In other words, if the full Board of Directors and the Compensation Committee each held an in-person meeting on the same day, an attendee of both meetings would receive one $2,000 fee covering both meetings.

During 2013, in addition to the other fees mentioned, (i) the Lead Director received an annual retainer of $50,000, paid monthly, (ii) the Chairman of the Audit Committee received an annual retainer of $20,000, paid monthly, (iii) the Chairman of the Compensation Committee received an annual retainer of $15,000, paid monthly, (iv) the Chairman of the Nominating and Corporate Governance Committee received an annual retainer of $10,000, paid monthly, (v) the Chairman of the Quality of Care Committee received an annual retainer of $10,000, paid monthly, and (vi) the Chairman of the Compliance and Ethics Committee received an annual retainer (effective October 24, 2013) of $10,000, paid monthly. In addition, on July 1, 2013, each non-employee director received an equity grant valued at $125,000. The number of shares granted (11,191) was determined by dividing the total grant value by the closing price of the Company’s common stock on the date of grant ($11.17) and rounding up to the next whole share. All directors are entitled to reimbursement for reasonable travel and lodging expenses incurred in attending meetings. Director compensation is approved on an annual basis by independent (non-employee) members of our Board of Directors. The following table shows the value of all cash and equity-based compensation paid to the members of our Board of Directors during the year ended December 31, 2013.

Name (1)(2)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (3) (4)	Total ($)
Linda J. Hall	74,000	165,344	239,344
Jake L. Netterville	113,000	125,003	238,003
David R. Pitts	107,000	125,003	232,003
Peter F. Ricchiuti	96,000	125,003	221,003
Donald A. Washburn	153,000	125,003	278,003

(1)

William F. Borne, our former Chief Executive Officer and the former Chairman of our Board of Directors, is not included in the table above as he was an employee of the Company during 2013 and, therefore, did not receive any additional compensation for the services that he provided as a director. The compensation that Mr. Borne received is included in the Summary Compensation Table. Ronald A. LaBorde, our President and Interim Chief Executive Officer and member of our Board of Directors, is also not included in the table above as he is an employee of the Company and, therefore, does not receive any additional compensation for the services that he provides as a director. The compensation that Mr. LaBorde receives is included in the Summary Compensation Table.

(2)	Nathaniel M. Zilkha is not included in this table as he was appointed to our Board of Directors on March 26, 2014.
(3)

The amounts shown in this column reflect the grant date fair value of nonvested stock awards granted to each of our directors. Generally, the grant date fair value is the amount that we would expense in our financial statements over the vesting period of the award. Assumptions used in the calculation of this amount are included in Note 9 to our audited financial statements for the year ended December 31, 2013, included in our Annual Report on Form 10-K filed with the SEC on March 12, 2014. As of December 31, 2013, each director listed above had 11,191 outstanding shares of nonvested stock, 100% of which will vest on July 1, 2014. In addition, as of December 31, 2013, our non-employee directors had outstanding stock options (all of which are fully vested) as follows: Mr. Netterville: 13,334 options outstanding; Mr. Pitts: 6,667 options outstanding; Mr. Ricchiuti: 13,334 options outstanding; and Mr. Washburn: 13,334 options outstanding.

(4)	In connection with her appointment to the Board effective March 7, 2013, Ms. Hall received a restricted stock grant on March 7, 2013 of 3,442 shares of common stock.

Stock Ownership

Included in the Corporate Governance Guidelines adopted by our Board of Directors are stock ownership requirements applicable to our independent directors. In an effort to more closely align their interests with those of our stockholders, each non-employee (independent) director shall own Company shares with a fair market value equal to at least three times their base annual cash retainer.

Each non-employee director shall have five years from the date that they are elected or appointed (as applicable) to the position (or five years from the initial April 2009 effective date of the Corporate Governance Guidelines, whichever date is later) to come into compliance with these ownership requirements.

Once a person subject to the stock ownership requirements accumulates shares with a value equal to the annual retainer, he or she must retain the minimum number of shares originally accumulated to meet the threshold requirement on a going-forward basis. If the Company’s stock price subsequently declines after the stock ownership requirements are met, he or she will not be required to acquire additional shares. Each of our non-employee directors who were Board members on the date of adoption of our Corporate Governance Guidelines is currently in compliance with the ownership requirements.

CERTAIN TRANSACTIONS

Under our Code of Ethical Business Conduct, no director, officer or employee may have any business, financial, civic or professional interest outside the Company that in any way conflicts with that director’s, officer’s or employee’s ability to perform his or her duties at Amedisys with undivided loyalty, unless there is a review by our legal department and the express consent of our Chief Executive Officer, or, in the case of directors, review by and consent of a majority of the disinterested directors. In addition, in accordance with NASDAQ Marketplace Rule 5630, which functions as our related party transaction policy, our Board of Directors reviews all “related party transactions” for potential conflict of interest situations on an ongoing basis based upon whether such transactions are in the best interests of our Company and our stockholders. For purposes of this review, a “related party transaction” is any transaction required to be disclosed pursuant to Item 404 of SEC Regulation S-K. All related party transactions must be approved by a majority of our independent directors (any independent director who is a party to a proposed related party transaction must recuse himself from the vote). Our independent directors’ approval of any related party transaction is reflected in the minutes of the meeting of our Board of Directors during which such approval was granted.

No transactions required to be disclosed pursuant to Item 404 of SEC Regulation S-K have occurred since January 1, 2013.

OTHER MATTERS

Stockholder Nominations of Directors

Stockholders may nominate directors for election without consideration by the Nominating and Corporate Governance Committee of our Board of Directors by complying with the eligibility, advance notice and other provisions of our Bylaws, a composite version of which was filed with the SEC as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2013, and are also available on our website at http://www.amedisys.com.

Under our Bylaws, a stockholder is eligible to submit a stockholder nomination of directors at an annual meeting if the stockholder is (1) of record based on the record date for determining stockholders entitled to vote at the annual meeting and (2) of record on the date the stockholder gives notice of the nomination to our Corporate Secretary. The stockholder also must provide timely notice of the nomination in writing to our Corporate Secretary. In connection with the 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”), to be timely under our Bylaws, our Corporate Secretary must receive advance notice of a nomination for election of a director at the 2015 Annual Meeting between close of business on February 5, 2015 and close of business on March 7, 2015, provided however, if and only if the 2015 Annual Meeting is not scheduled to be held between May 6, 2015 and August 4, 2015, such stockholder’s notice must be delivered to our Corporate Secretary no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting or (B) if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of the meeting is first made by the Company. The advance notice of the nomination must contain certain information specified in our Bylaws, including information concerning the nominee and the stockholder proponent. The foregoing description is only a summary of the advance notice requirements of our Bylaws; please refer to the full text of our Bylaws for additional information.

Stockholder Proposals for Inclusion in Proxy Materials

Stockholders who, in accordance with Rule 14a-8 of the Exchange Act, wish to present proposals for inclusion in the proxy materials to be distributed in connection with the 2015 Annual Meeting must submit their proposals so that they are received by our Corporate Secretary at the address listed below no later than the close of business on December 31, 2014. The proposal also will need to comply with SEC regulations regarding the inclusion of stockholder proposals in Company-sponsored material.

Stockholder Proposals of Other Business

Under our Bylaws, a stockholder is eligible to submit a stockholder proposal of business (other than nominations of directors or proposals properly brought pursuant to Rule 14a-8 of the Exchange Act, the procedures for which are described above) at an annual meeting if the stockholder is (1) of record based on the record date for determining stockholders entitled to vote at the annual meeting and (2) of record on the date the stockholder gives notice of the proposal to our Corporate Secretary. In addition, the proposal must be a proper matter for stockholder action under Delaware law and the stockholder must provide timely notice of the proposal in writing to our Corporate Secretary. To be timely under our Bylaws, our Corporate Secretary must receive advance notice of a proposal for business at the 2015 Annual Meeting between close of business on February 5, 2015 and close of business on March 7, 2015, provided however, if and only if the 2015 Annual Meeting is not scheduled to be held between May 6, 2015 and August 4, 2015, such stockholder’s notice must be delivered to our Corporate Secretary no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting or (B) if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of the meeting is first made by the Company. The advance notice of the proposal must contain certain information specified in our Bylaws, including information concerning the proposal and the stockholder proponent. Our composite Bylaws were filed with the SEC as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2013, and are also available on our website at http://www.amedisys.com. The foregoing description is only a summary of the advance notice requirements of our Bylaws; please refer to the full text of our Bylaws for additional information.

Contact Information

Stockholder proposals should be sent to:

Corporate Secretary

Amedisys, Inc.

5959 S. Sherwood Forest Boulevard

Baton Rouge, Louisiana 70816

Householding

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, multiple stockholders who share the same last name and address will receive only one copy of the annual proxy materials and notice. If the household received a printed set of proxy materials by mail, each stockholder will receive his or her own proxy card by mail. We have undertaken householding to reduce our printing costs and postage fees.

If you wish to opt out of householding and continue to receive multiple copies of the proxy materials and notice at the same address, you may do so at any time prior to thirty days before the mailing of proxy materials and notice, which typically are mailed in April of each year, by notifying us in writing or by telephone at: Investor Relations, 5959 S. Sherwood Forest Boulevard, Baton Rouge, Louisiana 70816, (225) 292-2031 or (800) 467-2662. You also may request additional copies of the proxy materials or notice by notifying us in writing or by telephone at the same address or telephone numbers.

Interest of Certain Persons in Matters to be Acted Upon

Other than for any interest arising from (i) the ownership of our common stock or (ii) any nominee’s election to office, we are not aware of any substantial interest of any director, executive officer, nominee for election as a director or associate of any of the foregoing in any matter to be acted upon at the Meeting.

Other Matters to be Presented for Action at the Meeting

Management is not aware of any other matters to be presented for action at the Meeting. However, if any other matter is properly presented at the Meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on such matter.

BY ORDER OF THE BOARD OF DIRECTORS

David R. Pitts
Non-Executive Co-Chairman of the Board of Directors

Donald A. Washburn
Non-Executive Co-Chairman of the Board of Directors

April 30, 2014

AMEDISYS, INC. 5959 S. SHERWOOD FOREST BLVD. BATON ROUGE, LA 70816

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS   PROXY   CARD   IS   VALID   ONLY   WHEN   SIGNED   AND   DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors Nominees	☐	☐	☐
01 06	Linda J. Hall 02 Ronald A. LaBorde 03 Jake L. Netterville 04 David R. Pitts 05 Peter F. Ricchiuti Donald A. Washburn 07 Nathaniel M. Zilkha
The Board of Directors recommends you vote FOR proposals 2 and 3.						For	Against	Abstain
2	To ratify the appointment of KPMG LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2014.					☐	☐	☐
3	To approve, on an advisory (non-binding) basis, the compensation paid to the Company’s Named Executive Officers, as disclosed in the Company’s 2014 Proxy Statement (Say on Pay) Vote.					☐	☐	☐
NOTE: THIS PROXY WILL BE VOTED FOR THE CHOICES SPECIFIED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE PERSONS NAMED ABOVE, FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS, AND FOR THE PROPOSAL REGARDING AN ADVISORY VOTE ON THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS (“SAY ON PAY”) AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ALL OTHER MATTERS.
For address change/comments, mark here. (see reverse for instructions)				☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

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AMEDISYS, INC.

Annual Meeting of Stockholders

June 5, 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AMEDISYS, INC.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE  CHOICES SPECIFIED ON THE REVERSE SIDE.

The undersigned stockholder of Amedisys, Inc. (the “Company”) hereby appoints Ronald A. LaBorde and David R. Bucey the true and lawful attorneys, agents and proxies of the undersigned with full power of substitution for and in the name of the undersigned, to vote all the shares of Common Stock of the Company which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Amedisys Corporate Office, 5959 S. Sherwood Forest Blvd., Baton Rouge, Louisiana, on June 5, 2014 at 12:00 p.m. Central Time, and any and all adjournments or postponements thereof, with all of the powers which the undersigned would possess if personally present, for the purposes listed on the reverse side.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side